UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GATX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2014

Dear GATX Shareholder:

You are invited to attend our 2014 Annual Meeting of Shareholders on Friday, April 25, 2014, at 9:00 a.m., Central Time, at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois. You can find a map showing the location of the meeting at the end of the attached Proxy Statement. Registration will begin at 8:30 a.m. and refreshments will be served.

The attached Proxy Statement describes the business to be conducted at the meeting and contains other information concerning GATX Corporation that you should be aware of when you vote your shares. The principal business of the meeting will be to (1) elect directors, (2) ratify the appointment of our independent registered public accounting firm for the current year and (3) adopt a shareholder advisory resolution to approve our executive compensation. We also plan to report on our financial and operating results and current outlook.

Your vote is very important. Whether or not you plan to attend in person, please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by Internet, by telephone or by signing, dating and returning your Proxy Card in the enclosed envelope.

On behalf of the Board of Directors and management, I would like to thank you for your continued support of GATX. We hope you will be able to attend the meeting and look forward to seeing you there.

Very truly yours,

Chairman of the Board,

President and Chief Executive Officer

GATX Corporation | 222 West Adams Street | Chicago, IL 60606

Telephone 312.621.6200

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on April 25, 2014.

The Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders, the Annual Report to Shareholders for the year ended December 31, 2013, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at: www.envisionreports.com/GMT.

Notice of Annual Meeting of Shareholders

April 25, 2014

9:00 a.m. CDT

The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois

March 14, 2014

Dear GATX Shareholder:

The 2014 Annual Meeting of Shareholders of GATX Corporation (the “Company”) will be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois, on Friday, April 25, 2014, at 9:00 a.m., Central Time, for the following purposes:

1.	The election to the Company’s Board of Directors of the eight director nominees named in the attached Proxy Statement.

The Board of Directors recommends that you vote FOR each of the director nominees.

2.	The ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP.

3.	The adoption of an advisory resolution to approve the compensation of our named executive officers.

The Board of Directors recommends that you vote FOR adoption of the advisory resolution on the Company’s executive compensation.

4.	Any other business that may properly come before the meeting.

Holders of the Company’s common stock of record at the close of business on February 28, 2014, will be entitled to vote at the meeting. Whether or not you plan to attend the meeting in person, please vote, sign, date and promptly return the enclosed proxy. Alternatively, you may vote by telephone or Internet by following the instructions in the enclosed proxy.

By Order of the Board of Directors,

Executive Vice President,

General Counsel and Corporate Secretary

GATX Corporation | 222 West Adams Street | Chicago, IL 60606

Telephone 312.621.6200

PROXY STATEMENT

ABOUT THE MEETING

The Board of Directors of GATX Corporation (“GATX”, the “Company”, “we”, “us” or “our”) is soliciting proxies for use at the Annual Meeting of Shareholders to be held on Friday,

April 25, 2014 (the “Annual Meeting”). This Proxy Statement and accompanying Proxy Card are being mailed to shareholders on or about March 14, 2014.

Who may vote at the Annual Meeting?

Only holders of shares of our common stock as of the close of business on February 28, 2014 (the “Record Date”) will be entitled to vote at the Annual Meeting. On that day, approximately 46,038,587 shares of common stock were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Who can attend the Annual Meeting?

Only holders of our common stock as of the Record Date, or their duly appointed proxies, will be entitled to attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual

Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date.

How do I vote?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the shareholder “of record” with respect to those shares. You can vote (1) by Internet or telephone by following the instructions on the Proxy Card, (2) signing, dating and returning the Proxy Card, or (3) attending the Annual Meeting and voting in person.

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a broker, bank or other nominee, then the nominee holding your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that nominee on how to vote the shares held in your account. Your nominee will provide you with instructions on how to vote your shares, including any available telephone or Internet voting options. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a legal proxy issued in your name from the nominee that holds your shares.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to each of our Chief Executive

Officer, Chief Financial Officer and General Counsel (the “Proxyholders”). In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting.

What happens if I do not give specific voting instructions?

Shareholder of Record. If you are a shareholder of record and you indicate when voting by Internet or telephone that you wish to vote as recommended by the Board of Directors (the “Board”), or you sign and return a Proxy Card without giving specific voting instructions, the Proxyholders will vote your shares (1) FOR the election of the Board’s nominees for director; (2) FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014; and (3) FOR the adoption of the shareholder advisory resolution to approve the Company’s executive compensation.

1	GATX CORPORATION - 2014 Proxy Statement

ABOUT THE ANNUAL MEETING

Beneficial Owner of Shares Held in Street Name. If you hold your shares through a bank, broker or other nominee and you do not provide that nominee with specific voting instructions, under the rules of various national and regional securities exchanges, the nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If your nominee does not receive instructions from you on how to vote your shares on a non-routine matter at least ten days before the Annual Meeting, that organization will inform the inspector of election that it does not have the authority to vote your shares on that matter. This is generally referred to as a “broker non-vote”.

Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014 (Proposal No. 2) is considered a “routine” matter. A bank, broker or other nominee may generally vote on routine matters, and therefore, no broker non-votes are expected to occur in connection with Proposal No. 2. The election of directors (Proposal No. 1) and the advisory vote on executive compensation (Proposal No. 3) are considered “non-routine” matters. A bank, broker or other nominee cannot vote on those matters without instructions from the beneficial owner of the shares, and therefore, broker non-votes may occur on Proposals 1 and 3.

How are the votes counted?

Our transfer agent, Computershare Investor Services, will serve as tabulator and will count the votes. You may vote FOR, AGAINST or ABSTAIN with respect to each director nominee and each other item of business. If you abstain from voting on any director nominee or item, your abstention will not have an effect on the outcome of the vote. In tabulating the voting results, only FOR and AGAINST votes are counted. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Can I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you vote by Internet or by telephone only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted. If you vote by signing and returning a Proxy Card, you may change your vote by completing a new Proxy Card with a later date. You may also revoke your proxy and change your vote by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering written notice to the Company’s Corporate Secretary at 222 West Adams Street, Chicago, Illinois 60606.

What happens if other matters come up at the Annual Meeting?

If any matters other than those referred to in the Notice of Annual Meeting properly come before the meeting, the Proxyholders will have the discretion to vote the proxies held by them in accordance with their best judgment. However, we have not received timely and proper notice from any shareholder of any other matter to be presented at the meeting.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the 46,038,587 shares of our common stock issued and outstanding on the Record Date are represented, in person or by proxy, at the Annual Meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

How is it determined whether a matter has been approved?

Assuming a quorum is present, each director nominee will be elected by a majority of votes cast with respect to his or her election. A majority of votes cast means that the number of votes cast FOR the election of a director nominee exceeds the number of votes cast AGAINST such director nominee’s election. The Board’s existing policy regarding resignations by directors who fail to receive a majority vote will apply to any director nominee who does not receive a majority of FOR votes at the Annual Meeting.

Approval of each other proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting.

GATX CORPORATION - 2014 Proxy Statement	2

ABOUT THE ANNUAL MEETING

What shares are covered by the Proxy Card?

Shareholders Who Are Not Current or Former GATX Employees. If you are not a current or former employee of GATX, the standard Proxy Card covers all shares held by you of record.

Current or Former GATX Employees. If you are a current or former employee of GATX and you have shares in the GATX Stock Fund as a result of your participation in the GATX salaried or hourly 401(k) plans (collectively, the “401(k) Plans”), you will receive a separate Proxy Card for any shares you hold in those plans (your “Plan Shares”). This separate Proxy Card will cover all of your Plan Shares. Subject to applicable law, the trustee of the 401(k) Plans will vote your Plan Shares in accordance with the voting instructions you provide by completing and returning the Proxy Card for your Plan Shares or by voting your Plan Shares by Internet or by telephone. If you do not instruct the trustee how to vote, the trustee will vote your Plan Shares in the same proportion as those Plan Shares for which the trustee receives timely voting instructions from other shareholder participants in the 401(k) Plans. To allow sufficient time for the trustee to vote your Plan Shares in accordance with your direction, your voting instructions must be received by the trustee no later than April 21, 2014. Please note that the Proxy Card covering your Plan Shares does not cover any other GATX shares held by you outside of the 401(k) Plans, and you will need to provide separate voting instructions for your non-Plan Shares as described above.

Who pays to prepare, mail and solicit the proxies?

GATX pays all the costs of preparing, mailing and soliciting proxies. We ask brokers, banks, voting trustees and other nominees to forward proxy materials to the beneficial owners and to obtain authority to execute proxies, and we generally reimburse these brokers, banks, voting trustees and other nominees for their expenses upon request.

We have retained AST Phoenix Advisors to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay AST Phoenix Advisors a fee of $8,500 plus expenses. In addition, certain directors, officers or employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personal contact.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

3	GATX CORPORATION - 2014 Proxy Statement

PROPOSAL 1:    ELECTION OF DIRECTORS

Our Board is currently composed of eight directors. All eight directors are standing for re-election for a term of one year, to serve until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified. All of the director nominees named below have consented to serve on the Board, if elected. At the time of the Annual Meeting, if any director nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board to fill the vacancy, or the size of the Board may be reduced accordingly.

Nominees for Election to the Board of Directors

Listed below are the eight director nominees for election to the Board at the Annual Meeting.

The Board of Directors recommends that you vote FOR each director nominee named below.

Name and Principal Occupation	Age	Director Since
Anne L. Arvia President and Chief Operating Officer, Nationwide Direct, Growth Solutions & Strategic Partnerships	50	2009
Ernst A. Häberli Retired; Former President, Commercial Operations International, The Gillette Company	65	2007
Brian A. Kenney Chairman, President and Chief Executive Officer of the Company	54	2004
James B. Ream Former Senior Vice President — Operations, American Airlines	58	2008
Robert J. Ritchie Retired; Former Chief Executive Officer, Canadian Pacific Railway Company	69	2011
David S. Sutherland Retired; Former President and Chief Executive Officer, IPSCO, Inc.	64	2007
Casey J. Sylla Retired; Former Chairman and Chief Executive Officer, Allstate Life Insurance Company	70	2005
Paul G. Yovovich President, Lake Capital	60	2012

Please see below for additional information on the background of each director nominee, as well as each individual’s specific experience, qualifications and skills that led the Board to conclude that such individual should serve on the Board in light of the Company’s business and leadership structure.

Additional Information Concerning Director Nominees

Anne L. Arvia

Anne L. Arvia has served as President and Chief Operating Officer of Nationwide Direct, Growth Solutions & Strategic Partnerships since July 2013. Previously, she was President and Chief Operating Officer of Nationwide Direct, Affinity & Growth Solutions from August 2012 to July 2013, President of Nationwide Retirement Plans from November 2009 to August 2012, and Chief Executive Officer of Nationwide Bank, a unit of Nationwide Mutual Insurance Company, from 2006 to November 2009. Prior to joining Nationwide, Ms. Arvia served as President and Chief Executive Officer of ShoreBank, a community development and environmental bank, from 2001 to 2006. She joined ShoreBank in 1991 as Assistant Controller and was named Chief Financial Officer in 1998. Ms. Arvia serves as the Chair of the GATX Audit Committee and also serves on the Governance Committee. She is a Certified Public Accountant, qualifies as an Audit Committee Financial Expert, and provides the Audit Committee with the benefit of her experience and knowledge of accounting standards and financial reporting rules and regulations. In addition, Ms. Arvia’s experience in various senior management positions in the financial services sector provides the Board with valuable expertise on investment and financial matters.

GATX CORPORATION - 2014 Proxy Statement	4

ELECTION OF DIRECTORS

Ernst A. Häberli

Ernst A. Häberli retired as President, Commercial Operations International, The Gillette Company in 2004, having served in that position since 2001. Mr. Häberli formerly served as President, North American Tissue Operations and Technology, Executive Vice President and Chief Financial Officer, Senior Vice President, Strategy and on the Board of Directors of Fort James Corporation. Prior to joining Gillette, Mr. Häberli served as President of Pet International and in various roles with the Phillip Morris Companies, Inc. and spent six years with the Boston Consulting Group in Europe and the United States. He served as a director of Smurfit-Stone Container Corp. from July 2010 to May 2011. Currently, Mr. Häberli is a member of the GATX Compensation and Governance Committees. With his consulting background and many years in senior management roles, Mr. Häberli brings to the Board extensive operational, financial and international business management experience.

Brian A. Kenney

Brian A. Kenney has served as Chairman, President and Chief Executive Officer of GATX since 2005. Previously, he served as President from 2004 to 2005, Senior Vice President, Finance and Chief Financial Officer from 2002 to 2004, and Vice President, Finance and Chief Financial Officer from 1999 to 2002. As our Chief Executive Officer, Mr. Kenney provides the Board with the unique perspective that comes from managing the Company’s business on a day-to-day basis. His extensive financial background and expertise make Mr. Kenney uniquely well qualified to serve as Chairman of the Board as he is able to provide critical insight into the Company’s leasing business and corporate strategies. Mr. Kenney also serves on the board of directors of USG Corporation, a publicly held manufacturer and supplier of building supply products.

James B. Ream

James B. Ream served as Senior Vice President—Operations of American Airlines from January 2012 to January 2014 and as American’s Senior Vice President, Maintenance and Engineering, from January 2010 to January 2012. Before joining American, Mr. Ream served as Chief Executive Officer of ExpressJet Holdings, Inc., an operator of regional jets in North America, from 2001 to January 2010, and as ExpressJet’s President from 1999 to January 2010. He also was a director of ExpressJet Holdings, Inc. from 2002 to January 2010. Prior to joining ExpressJet, Mr. Ream held various positions of increasing responsibility with Continental Airlines and American Airlines, where his responsibilities included managing the accounting department at Continental and serving as Managing Director, Financial Planning and Analysis, for American. Mr. Ream serves as the Chair of the GATX Compensation Committee and as a member of the Audit Committee. He has financial and accounting expertise and qualifies as an Audit Committee Financial Expert. With his years of experience as a senior executive, Mr. Ream brings to the Board considerable expertise on strategic and management issues, including extensive experience relating to management, maintenance and operations of large fleets of transportation assets.

Robert J. Ritchie

Robert J. Ritchie retired as Chief Executive Officer of the Canadian Pacific Railway Company in 2006, having served in that role since 1995. Mr. Ritchie began his career with the Canadian Pacific in 1970 as a research analyst and served in a variety of increasingly responsible positions over his 36 years with the company, including as President from 1990 to 1995. Mr. Ritchie is a member of the GATX Audit and Governance Committees. He has financial and accounting expertise and qualifies as an Audit Committee Financial Expert. With his prior experience as a Chief Executive Officer and Board member of a large, publicly held railroad company and a long career in the railway industry, Mr. Ritchie brings to the Board critical operational, financial and management expertise. In addition, he has a wealth of knowledge about the railroad industry, which comprises a significant part of the Company’s railcar leasing customer base.

David S. Sutherland

David S. Sutherland retired as President and Chief Executive Officer of IPSCO, Inc., a steel producer, in 2007, having served in that position since 2002. During his 30-year career with IPSCO, Mr. Sutherland held a number of strategically important roles for the company, including Executive Vice President and Chief Operating Officer from 2001 to 2002 and Vice President from 1997 to 2001. Mr. Sutherland currently serves as the GATX Lead Director. He contributes valuable insights based on his operational, financial and management experience as the former Chief Executive Officer of a publicly held steel producer. In addition, the Board values Mr. Sutherland’s perspective on market conditions and trends in the steel and manufacturing industries, which are critical sectors for the Company’s business. Mr. Sutherland also serves as non-executive chairman and a director of United States Steel Corporation and as a director of Imperial Oil Ltd.

5	GATX CORPORATION - 2014 Proxy Statement

ELECTION OF DIRECTORS

Casey J. Sylla

Casey J. Sylla retired in 2007 as Chairman and Chief Executive Officer of Allstate Life Insurance Company, a principal division of the Allstate Insurance Company, a company offering life insurance, annuities and related retirement and savings products. Mr. Sylla previously served in various key roles at Allstate, including President of Allstate Financial Group from 2002 to 2006 and Chief Investment Officer for Allstate Corporation, the holding company for Allstate Insurance Company, from 1995 to 2002. Mr. Sylla currently serves on the GATX Audit and Compensation Committees. He has financial and accounting expertise and qualifies as an Audit Committee Financial Expert. Mr. Sylla provides substantial management, business and leadership experience based upon his experience as a senior executive. The Board also benefits from his perspectives on financial and investment matters due to his management experience in an investment and financial business. Mr. Sylla also serves as a trustee of Northern Funds and Northern Institutional Funds.

Paul G. Yovovich

Paul G. Yovovich is President of Lake Capital, a private equity firm he co-founded in 1998. In addition, from 1993 through its sale in 1996, Mr. Yovovich served as President of Advance Ross Corporation, a public company engaged in international financial transaction services and pollution control equipment manufacturing, and from 1982 to 1992, he served in various executive positions with Centel Corporation, a publicly held national communications company. Mr. Yovovich currently serves as a member of the GATX Audit and Compensation Committees. He is a Certified Public Accountant and qualifies as an Audit Committee Financial Expert. With over thirty years of experience as a senior executive, principal and corporate director, Mr. Yovovich brings to the Board extensive strategic, operational, financial and business management experience. As a private equity executive, Mr. Yovovich has substantial experience investing in, and actively overseeing the management of, Lake Capital’s portfolio companies to foster growth and value creation. As a result, he also provides the Board with considerable expertise in transactional, financial and capital markets matters.

Director Qualifications

The Board, upon recommendation of the Governance Committee, has determined that all candidates for election to the Board should possess and have demonstrated the following minimum criteria:

•	the highest level of personal and professional ethics, integrity and values

•	an inquisitive and objective perspective

•	broad experience at the policy-making level in business, finance, accounting, government or education

•

expertise and experience that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained

•	broad business and social perspective and mature judgment

•	commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about our business

•	demonstrated ability to communicate freely with management and the other directors, as well as the ability and disposition to meaningfully participate in a collegial decision-making process

•	willingness to devote the required time and effort to carry out the duties and responsibilities of a Board member

•	independence from any particular constituency and the ability to represent the best interests of all shareholders and to appraise objectively the performance of management.

The Governance Committee and the Board evaluate each director candidate in the context of the Board as a whole, with the objective of assembling a group of directors that can effectively address the challenges and risks facing our business and represent shareholder interests by using their diversity of experience to exercise sound business judgment. In applying the criteria for Board members described above, the Governance Committee and the Board consider diversity to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. In this regard, while the Board does not have a formal policy with regard to the consideration of diversity, the Board believes that its efforts to achieve diversity on the Board have been effective.

GATX CORPORATION - 2014 Proxy Statement	6

PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2014. Ernst & Young also served in this capacity in 2013. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions by shareholders.

Although the rules of the US Securities and Exchange Commission (the “SEC”) and the listing standards of the New

York Stock Exchange (the “NYSE”) require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing shareholders with the opportunity to express their views on this issue. While this vote cannot be binding, if the shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will take the vote into account in making future appointments.

The Board of Directors recommends that you vote FOR the proposal to ratify Ernst & Young as our independent registered public accounting firm for 2014.

7	GATX CORPORATION - 2014 Proxy Statement

PROPOSAL 3:	ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

Our Board of Directors is committed to excellence in governance. As part of that commitment, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each year we ask shareholders to vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement. This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board and the Compensation Committee. However, the Board and the Committee value the opinions of our shareholders and will carefully consider the outcome of the vote in determining future compensation decisions and policies.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program is structured to provide opportunities that appropriately:

•	reflect the competitive marketplace in which we operate

•	balance executive focus on short- and long-term objectives

•	align management and shareholder interests

•	attract, motivate and retain key executives who are critical to our long-term success.

A significant portion of our executive compensation is performance-based and, on a relative basis, we emphasize incentives that focus on creating long-term economic value over those that focus on delivering short-term results. In addition, our executive compensation program uses stock grants and mandatory stock ownership and stock retention policies to help align executive and shareholder interests.

GATX delivered record earnings per share in 2013. Excluding the impact of tax adjustments and other items, our net income was $164.8 million, an increase of 23.2% or $31.0 million from 2012, or $3.50 per diluted share.1 The increase was due primarily to achieving historically high lease rates for extended terms in the North American tank car market, maintaining high fleet utilization in North America and Europe, and strong asset remarketing income across our business segments. Our total investment volume for the year was $859.6 million, up from $770.0 million in 2012. Return on equity, excluding tax adjustments and other items, also improved to 12.5% from 11.3%.1

We encourage shareholders to read the Compensation Discussion and Analysis, as well as the Summary Compensation Table and the related tables and disclosures, for a more complete understanding of our executive compensation policies and procedures. We believe that the 2013 compensation of our named executive officers was appropriate and aligned with the Company’s performance.

Accordingly, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the shareholders of GATX Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, and the Executive Compensation Tables, together with the narrative discussion related thereto.”

The Board of Directors recommends that you vote FOR adoption of the advisory resolution to approve the compensation of the named executive officers as disclosed in this Proxy Statement.

[1]	This paragraph makes reference to financial data derived from the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and certain other financial data that is prepared using non-GAAP components. For a reconciliation of these non-GAAP components to the most comparable GAAP components, see “Non-GAAP Financial Measures” set forth in Exhibit B to this Proxy Statement.

GATX CORPORATION - 2014 Proxy Statement	8

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors provides oversight, strategic direction, and counsel to management regarding the business, affairs, and long-term interests of GATX and our shareholders. Its responsibilities include the following:

•	reviewing and approving our major financial objectives, strategic and operating plans, strategic transactions with third parties, and other significant actions

•	overseeing the conduct of our business

•	assessing our business risks to evaluate whether any changes to our business, strategy or risk management practices may be warranted

•	overseeing our processes for maintaining the integrity of our financial statements and other public disclosures

•	ensuring compliance with law and ethical standards.

GATX has a long-standing commitment to strong corporate governance and ethical standards. Demonstrating this commitment, the Board has adopted the GATX Corporate

Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for Senior Company Officers, as well as charters of each of the Board’s committees. These documents constitute the foundation of our corporate governance structure and are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

The Board and its committees meet throughout the year on an established schedule and hold special meetings from time to time as appropriate. Following each meeting, the Board’s independent directors meet in executive sessions without the Chairman and Chief Executive Officer or other members of management present. The Lead Director serves as Chair of the executive sessions of the Board.

The Board met nine times during 2013.

During 2013, each director attended at least 75% of the meetings of the Board and the committees on which he or she served. We encourage all directors to attend the 2014 Annual Meeting of Shareholders, and in 2013, all directors then serving on the Board attended the annual meeting.

Board Independence

The Board has adopted the GATX Director Independence Standard set forth in Annex A to this Proxy Statement to evaluate the independence of directors and director nominees and to ensure compliance with the independence standards required by the NYSE for listed companies. In accordance with this standard, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the following directors has a material relationship with GATX and that all of the following directors are independent: Anne L. Arvia, Ernst A. Häberli, James B. Ream, Robert J. Ritchie, David S. Sutherland, Casey J. Sylla and Paul G. Yovovich.

Board Leadership Structure

•	Brian A. Kenney serves as our Chairman and Chief Executive Officer

•	David S. Sutherland serves as our Lead Director

•	Seven of our eight directors are independent under the NYSE listing standards and the GATX Director Independence Standard

•	All of the members of the Board’s Audit, Compensation and Governance Committees are independent

The Board believes that having our Chief Executive Officer serve as Chairman of the Board is in the best interest of our shareholders because the Chief Executive Officer’s extensive knowledge of our business and strategy provides the Board with a clear understanding of the issues facing the Company and promotes effective Board decision-making, alignment on corporate strategy, and effective execution of that strategy by management.

In selecting the Chairman of the Board, the Board believes it is important to select the most qualified and appropriate director to serve as Chairman, whether that individual is an outside director or a member of executive management. Currently, Brian A. Kenney, our Chief Executive Officer, serves as Chairman. The Board believes that Mr. Kenney is the most appropriate individual to serve as Chairman because of his extensive knowledge of our business and strategy, as well as his demonstrated skill and commitment to performing effectively as Chairman of the Board. Having the Chief Executive Officer serve as Chairman provides the Board with a clear understanding of issues facing GATX, which, in turn, promotes effective Board decision-making, alignment on corporate strategy and accountability of management.

Our Board is structured to promote independence whether or not its Chairman is a member of executive management. The entire Board, with the exception of Mr. Kenney, consists of independent directors, and the Audit, Compensation and

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CORPORATE GOVERNANCE

Governance Committees all are composed entirely of independent directors. The independent directors on the Board meet after each Board meeting in executive sessions that are not attended by Mr. Kenney or other members of management.

In addition, under our Corporate Governance Guidelines, the independent directors serving on the Board annually designate an independent Lead Director to provide leadership to the non-management members of the Board and to work with the Chairman and Chief Executive Officer and the other Board members to provide effective and independent oversight of our management and affairs. Currently, David S. Sutherland serves as Lead Director. The Board’s independent directors have adopted the Lead Director Guidelines, which establish the powers and duties of the Lead Director, including the following:

•	presiding at meetings of the Board if the Chairman and Chief Executive Officer is not present (unless the Lead
Director is not a US citizen, in which case such meetings will be chaired by an independent US citizen director designated by a majority of the independent US citizen directors present at the meeting)

•	regularly convening and serving as chair of executive sessions of the independent directors

•	serving as principal liaison between the Chairman and Chief Executive Officer and the independent directors

•

advising the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Each committee is composed of directors determined by the Board to be independent in accordance with the listing standards of the NYSE.

Mr. Sutherland serves as Lead Director, and while he does not serve as a member of any particular Board committee, he has a standing invitation as Lead Director to attend the meetings of all Board committees. The following table shows the current membership of these committees:

Name	Audit		Compensation		Governance*
Anne L. Arvia	X	*			X
Ernst A. Häberli			X		X
Brian A. Kenney**
James B. Ream	X		X	*
Robert J. Ritchie	X				X
David S. Sutherland***
Casey J. Sylla	X		X
Paul G. Yovovich	X		X
*	Committee Chair (Note: The former Chair of the Governance Committee, Mark G. McGrath, resigned from the Board effective January 15, 2014. We are grateful to Mr. McGrath for his nine years of valuable service to the Company. The Board intends to appoint a new Chair of the Governance Committee on or before the date of the Annual Meeting.)
**	Chairman of the Board
***	Lead Director

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

Audit Committee

The members of the Audit Committee are Ms. Arvia (Chair), Mr. Ream, Mr. Ritchie, Mr. Sylla, and Mr. Yovovich. The Board has determined that each member of the Audit Committee has accounting or related financial management expertise and is “financially literate”, as that term is used in the listing standards of the NYSE. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert”, as such term is defined by SEC rules. All members of the Audit Committee satisfy the NYSE’s independence standards applicable to audit committee members.

The functions of the Audit Committee include retaining our independent registered public accounting firm and reviewing any related party transactions. The Committee also assists the Board in oversight of: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our guidelines and policies with respect to risk assessment and risk management; (iv) the independent registered public accounting firm’s qualifications and independence; and (v) the performance of our internal audit function and the independent registered public accounting firm. The Audit Committee maintains free and open communication and meets separately at each regularly scheduled Board meeting, with our independent registered public accounting firm, our internal auditors, and management.

The Audit Committee met five times during 2013.

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CORPORATE GOVERNANCE

Compensation Committee

The members of the Compensation Committee are Mr. Ream (Chair), Mr. Häberli, Mr. Sylla, and Mr. Yovovich. The functions of the Compensation Committee include:

•	assisting the Board in the discharge of its responsibilities with respect to compensation of our directors, officers and executives

•	general responsibility for ensuring the appropriateness of our executive compensation and benefit programs, and the criteria for awards to be issued under such programs

•	evaluating the qualifications and independence of the Committee’s independent compensation consultant.

During 2013, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to serve as its independent compensation consultant. In addition to providing advice on various aspects of GATX’s compensation plans, programs and policies, Pay Governance also advises the Committee periodically on current trends and best practices and reviews the Committee agendas and supporting materials with management and the Committee Chair in advance of each Committee meeting. A representative of Pay Governance attends all Committee meetings, including executive sessions at which management is not present, and meets independently with the Committee as appropriate. In addition, the independent compensation consultant provides specific recommendations for the Chief Executive Officer’s compensation and advice on the recommendations made by the Chief Executive Officer with respect to the compensation of other executives. The Compensation Committee has assessed the independence of Pay Governance and its employees working on GATX matters pursuant to applicable SEC rules and NYSE listing standards and concluded that there were no conflicts of interest or potential conflicts of interest with respect to the engagement of the independent compensation consultant or its employees working on the engagement.

The Compensation Committee met five times during 2013.

Governance Committee

The members of the Governance Committee are Mr. Häberli, Mr. Ritchie, and Ms. Arvia. The Committee’s functions include:

•	identifying individuals qualified to become Board members and recommending to the Board a slate of director nominees for election at each annual meeting of shareholders

•	ensuring that all of the Board committees have the benefit of qualified and experienced independent directors

•	developing and overseeing an effective set of corporate governance policies and procedures designed to ensure that GATX adheres to strong corporate governance and ethical standards and complies with all applicable legal and regulatory requirements

•

reviewing the performance of all members of the Board in their capacities as directors, including attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate.

The Governance Committee met four times during 2013.

Risk Management

While management is responsible for managing risk, the Board and its committees play a role in overseeing our risk management practices. The full Board is ultimately responsible for risk oversight, and it discharges this responsibility by, among other things, receiving regular reports from management concerning our business and the material risks facing GATX.

Each of the Board’s committees also plays a role in risk oversight:

•

Audit Committee. Under the terms of its charter and the listing standards of the NYSE, the Audit Committee plays a key role in the Board’s risk oversight process. The Audit Committee’s duties include discussing the Company’s risk assessment and risk management guidelines and policies with management, the internal auditors and the independent registered public accounting firm. The Audit Committee also receives regular reports from management and discusses with management the steps taken to monitor and control risk exposures. In addition, the Audit Committee reviews all of our quarterly financial reports, including any disclosure therein of risk factors affecting us and our business. The Audit Committee provides regular reports to the full Board on its risk oversight activities and any issues identified thereby.

•

Compensation Committee. The Compensation Committee receives regular reports from its independent compensation consultant and management, as appropriate, concerning our compensation plans, policies and practices. The Committee also sets performance goals under our annual bonus and long-term incentive plans. In setting the performance targets and overseeing our compensation plans, policies and practices, the Committee considers the risks that may be created and whether any such risks are reasonably likely to have a material adverse impact on GATX. The Committee provides regular reports to the full Board on our compensation plans, policies and practices and the Committee’s oversight of compensation-related risks. Our human resources staff, with input from the

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CORPORATE GOVERNANCE

Committee and the independent compensation consultant, conducts an annual assessment of the potential risks that may be created by our compensation plans, policies and practices. This risk assessment indicated that the compensation plans, practices and policies maintained by GATX in 2013 did not create risks that would be reasonably likely to have a material adverse effect on the Company. In making this determination, we considered the overall mix of compensation for employees, as well as the various risk control and mitigation features of our compensation plans, including appropriate performance measures and targets, incentive plan payout maximums, our compensation recoupment policy, and mandatory stock retention requirements for our executive officers.

•

Governance Committee. Under its charter, the Governance Committee is responsible for, among other things, maintaining a set of effective corporate governance guidelines and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards. The Governance Committee provides regular reports to the Board on its activities.

Through the activities of the Audit, Compensation and Governance Committees, as well as the full Board’s interactions with management concerning our business and the material risks that may impact GATX, the independent directors on the Board are able to monitor the Company’s risk management process and offer critical insights to our management.

Related Party Transactions

Related Party Transactions Approval Policy

GATX recognizes that transactions with related parties present a heightened risk of real or perceived conflicts of interest and, therefore, may raise questions as to whether those transactions are consistent with the best interests of GATX and its shareholders. Accordingly, we have a formal, written policy, which requires that all related party transactions are subject to review and approval by the Audit Committee. A “related party transaction” means any transaction (or series of transactions) valued at over $120,000 in which GATX is a participant and in which any “related party” has or will have a direct or indirect material interest. Our policy defines a “related party” to include all of our directors and executive officers, holders of more than 5% of our voting stock, and the immediate family members of those persons.

Under our policy, the Audit Committee will approve a related party transaction only if it determines that the transaction is in,

or not inconsistent with, the best interests of GATX and its shareholders, including, for example, situations where:

•	the transaction may enable us to obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources

•	The transaction is on “arm’s length” terms comparable to the terms on which we provide products or services to unrelated third parties or to our employees generally.

Upon completion of its review, the Audit Committee approves or disapproves the related party transaction. In approving any related party transaction, the Audit Committee also makes a determination that the transaction does not constitute a conflict of interest under our Code of Business Conduct and Ethics.

Shareholder Transaction

As of December 31, 2013, BlackRock, Inc. (including its affiliated entities) was the beneficial owner of approximately 7.2% of our outstanding common stock. BlackRock also provides investment management services to our pension plans in the United States and in the United Kingdom. During the year ended December 31, 2013, the total amount of the fees paid by GATX to BlackRock for investment management services was approximately $220,637. The aggregate amount of our pension assets under management by BlackRock as of December 31, 2013 was approximately $207,713,187 million.

Director and Officer Indemnification and Insurance Arrangements

As required by the Company’s By-Laws, we indemnify our directors and officers to the fullest extent permitted by the New York Business Corporation Law. In addition, we have entered into indemnification agreements with each member of the Board that contractually obligate us to provide this indemnification to our directors.

Pursuant to the New York Business Corporation Law and the Company’s By-Laws, we also maintain insurance policies that provide liability protection to our directors and officers for claims for which they may not be indemnified by the Company. These insurance policies also provide reimbursement to GATX for indemnification payments we make on behalf of our directors and officers, subject to the conditions and exclusions specified in the policies.

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CORPORATE GOVERNANCE

Prohibition of Certain Transactions in GATX Stock

In addition to prohibiting our directors, officers and employees from trading in GATX stock while in possession of material non-public information, our Insider Trading Policy also prohibits certain transactions in GATX stock that may create the potential for the interests of a director, officer or employee to diverge from the interests of GATX and its shareholders. More specifically, our policy prohibits directors, officers and employees from engaging in hedging transactions, short sales, and transactions in publicly traded options involving GATX stock. In addition, the policy prohibits directors, officers and employees from holding GATX stock in a margin account or pledging GATX stock as collateral for a loan.

Identification and Evaluation of Director Nominees

Each year, the Board recommends a slate of director nominees for election at the annual meeting of shareholders. The Board has delegated the process for screening potential director candidates to the Governance Committee with input from the Chairman and Chief Executive Officer. When the Governance Committee determines that it is desirable to add a director or fill a vacancy on the Board, the Committee will identify one or more individuals qualified to become directors and recommend them to the Board. In identifying qualified individuals, the Committee seeks suggestions from other directors and may also retain a search firm for this purpose. The Committee also will consider any candidates that may be recommended by shareholders. The Committee conducts such inquiry into each candidate’s background, qualifications and independence as it believes is necessary or appropriate under the circumstances and regardless of whether the candidate was recommended by shareholders or by others. Any recommendations of director candidates by shareholders should be submitted to the Governance Committee, c/o the Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606. The recommendation must be received not more than 120 and not less than 90 days prior to the first anniversary of the preceding year’s annual meeting and must include all information required by the proxy rules and applicable law. If a shareholder submits a director candidate in accordance with the requirements specified in our By-Laws, the Governance Committee will consider such director candidate using the same standards it applies to evaluate other director candidates.

Communication with the Board

GATX shareholders and other interested parties may, at any time, communicate directly with the Board, any of our directors (including the Lead Director), or our non-management directors as a group through the office of our Corporate Secretary as follows: (1) by mail addressed to the Board, any director, or the non-management directors as a group, c/o the Corporate Secretary, GATX Corporation, 222 West Adams Street, Chicago, Illinois 60606; (2) electronically by sending an e-mail to contactboard@gatx.com; or (3) anonymously by telephone by calling (888) 749-1947. Our Corporate Secretary will review communications received by any of these methods and will forward the communication promptly to the Board, the directors, the Lead Director, or the non-management directors as a group, as appropriate, depending on the subject matter and facts and circumstances described in the communication.

Communications that are not related to the duties and responsibilities of the Board, are patently frivolous, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded.

13	GATX CORPORATION - 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation plans, policies and practices for the executive officers named in the Summary Compensation Table (our “named executive officers”). For 2013, our named executive officers are:

•	Brian A. Kenney – Chairman of the Board, President and Chief Executive Officer

•	Robert C. Lyons – Executive Vice President and Chief Financial Officer
•	James F. Earl – Executive Vice President and President, Rail International

•	Thomas A. Ellman – Executive Vice President and President, Rail North America

•	Deborah A. Golden – Executive Vice President, General Counsel and Corporate Secretary.

Executive Summary

Strong 2013 Business Performance

GATX delivered record earnings per share in 2013. Excluding the impact of tax adjustments and other items, our net income was $164.8 million, an increase of 23.2% or $31.0 million from 2012, or $3.50 per diluted share.2 The increase was due primarily to achieving historically high lease rates for extended terms in the North American tank car market, maintaining high fleet utilization in North America and Europe, and generating strong asset remarketing income across our business segments. Our total investment volume for the year was $859.6 million, up from $770.0 million in 2012. Return on equity, excluding tax adjustments and other items, also improved to 12.5% from 11.3%.2

2013 Payouts and Pay-for-Performance Alignment

Our executive compensation program is designed to align compensation with the interests of our shareholders and to reward executive leadership for contributing to the achievement of our annual and long-term objectives. In 2013, the Company’s performance exceeded the goals established for the year resulting in above-target payouts under our incentive plans. More specifically:

•

Our 2013 net income, excluding the impact of tax adjustments and other items, exceeded our budgeted net income goal of $147.3 million by 11.9% or $17.5 million. Under the terms of our annual incentive plan, this level of net income achievement resulted in a payout to our executives at 118.7% of their target awards.[2]

•	For the 2011-2013 performance period under our performance share plan, we achieved 104.9% of our targeted investment volume goal (investment volume of $2.1 billion versus a goal of $2.0 billion), reflecting the purchase of new cars in North America and Europe under long-term supply agreements, as well as the acquisition of rail portfolios in the secondary market. We also achieved 114.4% of our targeted return on equity goal (average return on equity achievement of 10.3% over the three-year performance period versus a goal of 9.0%). Return on equity improved steadily during this three-year performance period up from 8.8% in 2011,10.2% in 2012 and 12.0% in 2013.[3] Based upon this investment volume and return on equity achievement, our executives received a payout of 130.5% on their performance shares for the 2011-2013 performance period.

[2]

This Compensation Discussion and Analysis makes reference to financial data derived from the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) and certain other financial data that is prepared using non-GAAP components. For a reconciliation of these non-GAAP components to the most comparable GAAP components, see “Non-GAAP Financial Measures” set forth in Exhibit B to this Proxy Statement.

[3]

The return on equity measure under our performance share agreements excludes “accumulated other comprehensive income (loss)” from the equity component. However, accumulated other comprehensive income (loss) is included in the equity component of return on equity as reported in our financial statements. As a result, the return on equity calculations under the performance share agreements during the performance period may differ from return on equity as reported in our financial statements for the period. We believe that excluding accumulated other comprehensive income (loss) from the performance share return on equity calculation provides a more accurate measurement of management’s performance.

GATX CORPORATION - 2014 Proxy Statement	14

COMPENSATION DISCUSSION AND ANALYSIS

Ongoing Best Practices

At our 2013 Annual Meeting of Shareholders, approximately 97.5% of the shares were voted in favor of an advisory resolution approving the executive compensation of our named executive officers as disclosed in the 2013 proxy statement (the “say on pay” vote). The Compensation Committee believes that the overwhelming shareholder vote in favor of the say-on-pay resolution was an affirmation of shareholders’ support of our approach to executive compensation, and, therefore, the

Committee did not make any specific changes to its executive compensation plans or programs as a result of the vote.

We regularly review and refine our executive compensation program to ensure that it continues to reflect practices and policies that are aligned with our pay-for-performance philosophy and the interests of our shareholders. In this regard, our executive compensation program reflects the following:

WHAT WE DO
We have a clear, consistent compensation strategy utilizing GATX net income as the common Company-wide performance metric for annual incentive compensation payable to salaried employees
We have a recoupment policy that enables us to recover compensation paid to executive officers in the event of a material restatement of our financial results
We have mandatory stock ownership and stock retention requirements for our named executive officers and other senior management
The Committee engages an independent compensation consultant to advise it on executive compensation matters
The Committee conducts a thorough review annually of all of our executive and director compensation programs with the assistance of the Company’s human resources staff and the Committee’s independent compensation consultant
The Committee’s independent compensation consultant provides regular briefings and updates to the Committee on current trends and key developments in executive compensation programs and practices

The Committee, with the assistance of the Company’s human resources staff, conducts an annual review and assessment of any potential risks that could result from our compensation plans and programs

WHAT WE DON’T DO
✗	We do not provide our executive officers with employment agreements, other than severance agreements in the event of a change of control of GATX
✗	We do not provide perquisites to our named executive officers, other than modest reimbursements for financial and legal counseling
✗	We prohibit our officers, directors and employees from hedging, margining, pledging, short selling, or publicly trading options involving GATX common stock
✗	We prohibit share repricing
✗	We prohibit single-trigger vesting of outstanding equity awards in the event of a change of control of GATX. We allow only double-trigger vesting, which requires both a change of control and termination of an executive’s employment before vesting will be accelerated
✗	We do not provide excise tax gross up benefits in executive Change of Control Agreements entered into after 2009

GATX Compensation Philosophy and Objectives

Our executive compensation program is structured to provide compensation opportunities that (1) reflect the competitive marketplace in which we operate, (2) appropriately balance executive focus between short- and long-term objectives, (3) align the interests of management with those of our shareholders, and (4) attract, motivate and retain key executives who are critical to our long-term success. Our compensation program has been developed with the following key principles in mind:

•

A significant portion of compensation should be performance-based. Through annual and long-term incentive awards, our executives are encouraged to focus attention on a combination of critical strategic and financial goals. The weight placed on each of these goals may vary from time to time depending on the Company’s strategies and operating environment.

•

On a relative basis, long-term incentive opportunities should be emphasized more heavily than short-term incentive opportunities. We invest predominantly in long-lived assets and the outcomes of key decisions are often not realized for several years. Creating long-term economic value should outweigh focus on short-term results.

•

A meaningful equity stake helps ensure that executive and shareholder interests are aligned. We accomplish this by granting our executives equity incentives in GATX stock and through our mandatory stock ownership and

15	GATX CORPORATION - 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

stock retention policies, which are intended to ensure that executives acquire and retain a meaningful equity stake in GATX.

We believe that our compensation program is consistent with the principles described above. As shown in the following chart, the overall mix of compensation for our Chief Executive Officer and our other named executive officers is allocated among three primary components (base salary, target annual incentives and target long-term incentives) and performance-based components are more heavily weighted than non-performance based components.

Pay Mix Chart

(Note: The percentages in the charts above are based on salaries and incentive targets in effect as of December 31, 2013, and thus are not intended to match amounts shown in the Summary Compensation Table or the Grant of Plan-Based Awards Table.)

Ultimately, our executive compensation program is intended to effectively communicate and reinforce the Company’s annual and long-term strategic goals to executives and incentivize them to achieve results that contribute to the success of our business and enhance shareholder return. Our programs are structured to appropriately reward executives for achieving or surpassing these goals, based on the level of achievement.

Roles and Responsibilities

Compensation Committee and Management

The Compensation Committee annually reviews recent developments and current trends in executive compensation practices with guidance from its independent compensation consultant. As discussed in greater detail below, the Committee also reviews the competitiveness of compensation for our executive officers, including base pay and annual and long-term incentive awards. Based on input from the independent compensation consultant and the Company’s human resources staff, the Committee makes all decisions with respect to the compensation of the Chief Executive Officer. The Chief Executive Officer does not participate in, nor is he present during, any discussions of his own compensation. Such discussions occur during the Committee’s executive sessions. The Committee reviews its pay decisions regarding the Chief Executive Officer with the other independent directors on the Board.

As part of our regular compensation review cycle, the Chief Executive Officer, with input from the Company’s human resources staff, makes recommendations to the Committee regarding base salary increases and long-term incentive award grants for the other named executive officers. The Chief Executive Officer also may make recommendations to the Committee to increase or decrease target levels for annual bonus and long-term incentive awards. After reviewing these recommendations, the Committee approves the compensation of such named executive officers.

In setting 2013 compensation, the Committee relied on advice from Pay Governance LLC, an independent compensation consultant, to assist in oversight of the design of our executive compensation plans and programs. In connection with such engagement, we conducted a review to determine any potential conflicts of interest that could result from the existing relationships between the Committee, GATX, Pay Governance LLC, and the individual Pay Governance employees who provided advice to the Committee with respect to compensation matters. Based on the results of that review, there were no conflicts of interest or potential conflicts of interest with respect to the engagement of the independent compensation consultant or its employees working on the engagement.

GATX CORPORATION - 2014 Proxy Statement	16

COMPENSATION DISCUSSION AND ANALYSIS

The Determination of Market Competitive Pay

Our executive compensation program has been structured to provide pay opportunities, including base salaries and short- and long-term incentive compensation, believed to be comparable to the median range of opportunities provided by companies of similar revenue size to GATX (which we refer to as “competitive” or “market” pay levels). Because we have no direct peers in the railcar leasing business for which relevant compensation data is available, gathering information on competitive pay levels with precision for our particular industry is not possible. The Committee, with assistance from our human resources staff and the independent compensation consultant, regularly reviews information on pay for executives as reported in national compensation surveys published by AonHewitt and Towers Watson for organizations of similar revenue size to GATX. These surveys include general compensation information, on an aggregate basis. The samples we utilize are based on data for approximately 200 public companies with annual revenues between $1-3 billion, but the surveys do not identify the specific compensation paid by any particular company participating in the survey. We use these surveys to better understand current compensation practices at other companies of similar revenue size and as a data point to assist us in meeting our goal of having the various elements of compensation be market-competitive. While these surveys are a starting point for our compensation review process, actual compensation decisions with respect to specific individuals are influenced by a variety of factors in addition to the surveys, including experience, tenure, skills, unique responsibilities, individual performance and our specific talent requirements.

Compensation Elements

The elements of our compensation program for named executive officers include:

•	Base salary

•	Annual incentive awards

•	Long-term equity-based incentive awards

•	Employee benefits

•	Change of control severance protection.

Base Salary

Base salary helps us attract and retain an appropriate caliber of executive talent and provides our executives with a degree of financial certainty since base salary is not subject to Company performance risk, unlike most other pay elements. In establishing salary levels, we typically consider market pay levels, the specific responsibilities and experience of the named executive officer, and his or her individual performance.

Based upon its annual review described above, the Committee approved the following base salary increases for the named executive officers effective March 1, 2013: Mr. Kenney (3.0%), Mr. Earl (2.8%), Mr. Lyons (3.3%), Ms. Golden (3.0%), and

Mr. Ellman (5.7%). In addition, on July 1, 2013, Mr. Ellman was promoted to Executive Vice President and President, Rail North America and received a 16.9% promotional increase to his base salary. Base salaries constitute between 23% (for the Chief Executive Officer) and 34% (for the other named executive officers, collectively) of their total targeted compensation, which is consistent with our philosophy that a majority of executive compensation should be performance-based (as illustrated by the Pay Mix Chart set forth on the preceding page).

Annual Incentive Awards

Named executive officers are eligible to receive annual incentive awards under the GATX Cash Incentive Compensation Plan (the “CICP”) based on the extent to which pre-established financial performance goals are achieved. The CICP was approved by our shareholders in 2004. Under the CICP, the maximum possible incentive award payable to named executive officers has been established as 0.75% of “Total Gross Income Less Total Ownership Costs” (as such term is defined in the CICP), calculated on the basis of the financial results reported in our financial statements. At the end of each year, the Committee certifies the actual level of performance on this measure and may reduce, but not increase, the annual award based upon underlying metrics communicated to each executive at the beginning of the year.

Historically, the Committee has reduced the bonuses payable under the CICP by applying separate financial performance standards, which may vary from year to year in accordance with the Company’s strategic objectives. In 2013, as in other recent years, the Committee measured performance against budgeted net income to provide executives with a strong incentive to increase our profitability.

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COMPENSATION DISCUSSION AND ANALYSIS

Target incentive opportunities for named executive officers are expressed as a percentage of base salary and reflect typical competitive opportunities. As a result of its annual review of executive compensation for 2013, the Committee increased the annual cash incentive target for Mr. Lyons from 65% to 70% and Ms. Golden from 55% to 60%. Each year, the Committee, after reviewing recommendations from management, approves a schedule establishing the incentive opportunities payable at various levels of financial performance. The level of financial performance required for the payment of maximum incentive opportunities is established based on the Committee’s assessment of the level of performance that shareholders would likely consider superior in view of general economic conditions and the economic outlook for GATX and its industry in particular. This process is essentially reversed to establish the threshold or minimum performance level, defined as the level of financial performance below which no incentive is payable.

For 2013, the Committee increased the net income goal for our annual incentive plan over the prior year’s goal to reflect a higher level of budgeted performance for GATX. The goals and payout levels under the 2013 annual incentive plan are described below:

•

Plan Design. As in 2012, the Committee based the 2013 plan’s target funding upon achievement of 100% of the Company’s budgeted net income goal, as approved by the Board. The plan limited the payout to no more than 170% of target (for achieving 140% of the budgeted net income goal) and established a threshold payout of 70% of target (for achieving a minimum of 80% of the budgeted net income goal).

•

2013 Payout. Net income for 2013, excluding the impact of tax adjustments and other items, was $164.8 million, which was 111.9% of budget. This performance resulted in incentive payouts of 118.7% of the target award level to the named executive officers. For additional information regarding the 2013 annual incentive plan, including the specific numerical levels of performance required for target, maximum and threshold incentive payouts, please see the Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table.

Long-Term Equity-Based Incentive Awards

Long-term incentive compensation helps us to attract and retain qualified executives, reward the achievement of our long-term objectives, encourage stock ownership, and promote close alignment of interests between our management and our shareholders. Target long-term incentive opportunities are established for named executive officers in accordance with typical competitive opportunities and are expressed as a percentage of the midpoint of the officer’s base salary range.

We divide the total value of the regular, annual long-term incentive awards to each named executive officer equally between stock-settled stock appreciation rights (“SARs”) and performance shares. We chose this combination of grant types because it focuses executive attention on total shareholder return and on specific financial goals, both of which are essential to our long-term success.

•

SARs. SARs are granted to align the interests of our named executive officers and other employees with our shareholders. SARs are granted at a price equal to the average of the high and low prices of our common stock on the date of grant as approved by the Committee. Because total shareholder return is comprised of stock price appreciation and dividends, dividend equivalents are attached to SARs. We believe that rewarding both components of shareholder return better aligns management and shareholder interests. Dividend equivalents accrue until vesting and are paid in cash thereafter until the SAR is exercised or expires. Because the value of dividend equivalents is fully factored into the determination of grant size, recipients receive no additional compensation; the number of SARs granted are correspondingly smaller than they would be if dividend equivalents were not attached because the value of each SAR is higher.

•

Performance Shares. Performance shares are designed to focus attention on, and to reward the achievement of, our long-term financial and strategic objectives. The Committee establishes the goals for which the performance shares may be earned at the beginning of a multi-year performance period rather than annually. The length of the performance period is three years. At the end of the performance period, a percentage ranging from 0% to 200% of the number of shares initially awarded will be earned based on the extent to which the multi-year goals are achieved. The value of each earned performance share equals the price of one share of our common stock at the end of the performance period, with payment of earned performance shares made in the form of GATX common stock.

Performance shares are earned based on achievement of a specified level of “Total Gross Income Less Total Ownership Costs” (as such term is defined in the GATX 2004 Equity Incentive Compensation Plan and the GATX 2012 Incentive Award Plan) at the end of the performance period. If the goal has not been met, the entire performance share award is cancelled. If the goal has been met, the Committee may reduce, but not increase, the number of performance shares otherwise payable based on the achievement of other long-term performance objectives established at the beginning of the performance period. Accumulated dividend equivalents are paid on the number of performance shares earned at the end of the performance period.

2013 Long-Term Incentive Grants. As in past years, we determined the actual number of performance shares awarded by dividing the performance share award value by the average closing prices of GATX stock on the four Fridays immediately

GATX CORPORATION - 2014 Proxy Statement	18

COMPENSATION DISCUSSION AND ANALYSIS

preceding the Committee meeting at which the grant was awarded. The number of SARs awarded is determined using the same average closing price and the Black-Scholes value.

The 2013 performance share award has a three-year performance period. In addition to the Total Gross Income Less Total Ownership Costs threshold goal specified in the GATX 2012 Incentive Award Plan, the number of 2013 performance shares earned will also be subject to two equally weighted measures: three-year average return on equity and three-year cumulative investment volume. These measures reflect our objectives for sustained profitability and growth. Please see the Equity-Based Long-Term Incentives section of the Narrative Discussion Related to the Summary Compensation Table and the Grants of Plan-Based Awards Table for a discussion of the numerical goals established for both performance measures, the definition of the measures, and the percentage of the initial grant of performance shares payable at the threshold, target and maximum levels of actual performance. For the 2013-2015 performance period, the named executive officers can earn 100% of the shares awarded provided the Company achieves an 11% average return on equity and $2.3 billion in cumulative investment volume over the three-year performance period.

2011-2013 Performance Share Payouts. The performance shares granted in 2011 vested at the end of 2013. Each target award was based 50% on a three-year average return on equity goal and 50% on a three-year cumulative investment volume goal.4 The three-year average return on equity for the period was 10.3% versus a goal of 9.0% (return on equity improved steadily over the three-year performance period — 8.8% in 2011, 10.2% in 2012, and 12.0% in 2013). The cumulative investment volume for the period was $2.1 billion, which exceeded the goal of $2.0 billion. Based on these results, performance share payouts were 130.5% of target incentive awards. These awards were made in accordance with the provisions of the plan as established at the beginning of the period. For details regarding the 2011-2013 performance share payments to the named executive officers, please see the Option Exercises and Shares Vested Table.

Grant Policies. The grant date for regular long-term incentive awards is the date of the Committee’s first meeting of each calendar year. We make off-cycle grants (if any) to newly hired employees on the last trading date of the month following the hire date and Committee approval of the award. We grant SARs to named executive officers at the same time we grant them to other employees. SARs vest ratably over a three-year period and expire after seven years. We have no program, plan or practice to time SAR grants to named executive officers or any other employees in coordination with the release of material non-public information.

Employee Benefits

We sponsor a standard array of retirement, health and welfare benefits. Our retirement programs include a 401(k) and defined benefit pension programs as well as a supplemental plan intended solely to restore pension benefits limited by law to the level specified by formula in the qualified pension plan applicable to all salaried employees. The pension and 401(k) programs are intended to supplement employees’ personal retirement savings and social security benefits. Health and welfare benefits include medical, dental, vision, life and disability insurance. These programs provide protection against catastrophic loss and encourage health maintenance. Named executive officers participate in the same programs and on the same basis as other salaried employees. No retirement, savings, medical, disability or other insurance program or arrangement exists which provides benefits to named executive officers in excess of those provided generally.

Consistent with our desire to minimize status-oriented compensation elements, the only perquisites offered to named executive officers in 2013 were financial and legal counseling reimbursements.

Change of Control Severance Agreements

Each named executive officer has entered into an Agreement of Employment Following a Change of Control which provides certain benefits should employment be terminated following a change of control (“COC”). This protection is provided for competitive reasons and to ensure the stability, continuity and impartiality of our executives in a COC situation. The level of protection provided is intended to be similar to that provided by similarly sized organizations.

The COC agreements are “double-trigger” agreements, meaning that benefits are payable only if a COC occurs and an executive’s employment is terminated, or constructively terminated. The key terms of these agreements that were in effect during 2013 are summarized in the Executive Compensation Tables section of this Proxy Statement under “Potential Payments upon Termination or Change of Control”. After 2009, we have not provided excise tax gross up benefits in any new COC agreements we enter into with our executives. Treatment of all long-term incentive awards in the

[4]

The return on equity measure under our performance share agreements excludes “accumulated other comprehensive income (loss)” from the equity component. However, accumulated other comprehensive income (loss) is included in the equity component of return on equity as reported in our financial statements. As a result, the return on equity calculations under the performance share agreements during the performance period may differ from return on equity as reported in our financial statements for the period. We believe that excluding accumulated other comprehensive income (loss) from the performance share return on equity calculation provides a more accurate measurement of management’s performance.

19	GATX CORPORATION - 2014 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

event of a COC is governed not by the COC agreements but rather by the GATX 2004 Equity Incentive Compensation Plan or the GATX 2012 Incentive Award Plan, as applicable, and related grant agreements, which apply to all employees who receive long- term incentive awards. In addition, all grant agreements require both a COC event and an executive’s actual or constructive termination before vesting will be accelerated for any outstanding long-term incentive awards.

Stock Ownership and Stock Retention Requirements

To underscore the importance of stock ownership, we have established a mandatory stock ownership and stock retention policies for our named executive officers and other members of senior management. These policies require that our executives must retain shares of GATX stock having a value equal to 50% of the after-tax profits realized from GATX equity awards until the executive owns GATX shares equal in value to a multiple of salary based on his or her position. The multiple is 5.0 times salary for the Chief Executive Officer and 2.5 times salary for other named executive officers.

As of January 31, 2014, the named executive officers had achieved the following approximate percentages of their respective stock retention requirements: Mr. Kenney (274%), Mr. Lyons (344%), Mr. Earl (402%), Mr. Ellman (160%), and Ms. Golden (236%).

Compensation Recoupment Policy

We have a compensation recoupment policy, which provides that in the event of a material restatement of our financial results, the Board, or a Committee designated by the Board, will review the facts and circumstances that led to the requirement for the restatement and will take such actions as it deems necessary or appropriate. The Board will consider whether any executive officer received excess compensation due to the fact that the original financial statements were incorrectly presented. The Board also will consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

The actions the Board may elect to take against a particular executive officer, depending on all the facts and circumstances as determined during their review, could include: (1) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (2) disciplinary actions, up to and including termination, or (3) the pursuit of any other available remedies, including, but not limited to, canceling stock-based awards.

Regulatory Considerations

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the Committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences for GATX.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K.

James B. Ream (Chair)

Ernst A. Häberli

Casey J. Sylla

Paul G. Yovovich

GATX CORPORATION - 2014 Proxy Statement	20

EXECUTIVE COMPENSATION TABLES

The following tables provide information regarding the compensation awarded to, or earned by, our named executive officers for the year ended December 31, 2013.

Summary Compensation Table for Fiscal

Years Ended December 31, 2013, 2012 and 2011

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Brian A. Kenney	2013	924,100	1,205,557	1,180,625	1,096,906	21,294	7,650	4,436,132
Chairman of the Board,	2012	901,600	1,353,901	1,421,112	1,013,939	953,371	7,500	5,651,423
President and Chief	2011	897,167	1,028,443	1,041,000	1,129,263	414,729	7,350	4,517,952
Executive Officer
Robert C. Lyons	2013	434,383	344,183	338,131	360,929	0	7,650	1,485,276
Executive Vice President	2012	418,583	320,429	336,336	305,980	324,441	7,500	1,713,269
and Chief Financial Officer	2011	402,500	253,941	256,780	303,975	150,960	6,125	1,374,281
James F. Earl	2013	571,600	369,423	362,688	474,942	0	7,650	1,786,303
Executive Vice President	2012	556,333	379,409	397,320	437,956	872,884	7,500	2,651,402
and President, Rail	2011	541,667	373,543	378,924	477,256	394,138	7,350	2,172,878
International
Thomas A. Ellman	2013	349,583	178,516	175,677	230,030	0	7,650	941,456
Executive Vice President,	2012	306,250	149,211	157,080	172,204	215,413	7,500	1,007,658
and President, Rail	2011	293,333	126,799	129,084	195,495	102,613	9,150	856,474
North America
Deborah A. Golden	2013	380,433	224,407	219,124	270,943	57,027	7,650	1,164,584
Executive Vice President,	2012	369,583	212,152	223,608	228,599	177,378	7,500	1,218,820
General Counsel and	2011	359,833	182,659	184,604	226,460	120,322	7,350	1,081,228
Corporate Secretary
(1)	For awards granted under the GATX 2012 Incentive Award Plan or the GATX 2004 Equity Incentive Compensation Plan, amounts shown reflect the dollar amount of the grant date fair value of the awards for the years shown, in accordance with Accounting Standards Codification (“ASC”) Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to our audited financial statements contained in our Annual Reports on Form 10-K for fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011.
(2)	For performance share awards, amounts shown reflect the grant date fair value of the awards at target payout for the years shown. The grant date fair value of the performance share awards for 2013, 2012 and 2011, respectively, assuming the highest level of performance (i.e., 200% of target) are as follows: Mr. Kenney ($2,411,113, $2,707,802 and $2,056,885); Mr. Lyons ($688,365, $640,858 and $507,881); Mr. Earl ($738,845, $758,818 and $747,086); Mr. Ellman ($357,032, $298,422 and $258,168); and Ms. Golden ($448,814, $424,304 and $365,318).
(3)	For 2011, amounts shown exclude the restricted stock unit portion of the award for fiscal year 2010 received by each named executive officer under the GATX Cash Incentive Compensation Plan, which was paid 50% in cash and 50% in restricted stock units.
(4)	Amounts shown reflect the annual incentive awards earned under the GATX Cash Incentive Compensation Plan by each named executive officer for the years shown.
(5)	Change in pension value reflects the increase in the present value of the accumulated pension benefit during the years shown. For 2013, the change in pension value decreased as follows: Mr. Lyons ($25,375); Mr. Earl ($53,978), and Mr. Ellman ($21,149). The Pension Benefits Table shows the present value of the accumulated pension benefit as of December 31, 2013 and the assumptions used in the calculation of that value. We determined the December 31, 2012 and December 31, 2011 present values using the same assumptions except that the interest rates used for discounting under ASC Topic No. 715, Compensation — Retirement Benefits, were 3.95% in 2012 and 4.80% in 2011.
(6)	For 2013, amounts shown reflect matching contributions we made to the GATX Salaried Employees Retirement Savings Plan for each named executive officer ($7,650). For all periods presented, this column excludes dividends on SARs, performance shares and restricted stock units held by each named executive officer because those dividends are included in the grant date fair value amounts for stock awards as reported in columns (e) and (f) of the table above and in column (m) of the Grants of Plan-Based Awards Table.

21	GATX CORPORATION - 2014 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Closing Price on Date of Grant ($)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)	(m)
Brian A. Kenney	1/1/2013	646,869	924,099	1,570,968
	1/24/2013							62,500	45.891	46.69	1,180,625
	1/24/2013				6,568	26,270	52,540				1,205,557

Robert C. Lyons	1/1/2013	212,848	304,068	516,916
	1/24/2013							17,900	45.891	46.69	338,131
	1/24/2013				1,875	7,500	15,000				344,183

James F. Earl	1/1/2013	280,084	400,120	680,204
	1/24/2013							19,200	45.891	46.69	362,688
	1/24/2013				2,013	8,050	16,100				369,423

Thomas A. Ellman	1/1/2013	135,654	193,791	329,445
	1/24/2013							9,300	45.891	46.69	175,677
	1/24/2013				973	3,892	7,780				178,516

Deborah A. Golden	1/1/2013	159,781	228,259	388,040
	1/24/2013							11,600	45.891	46.69	219,124
	1/24/2013				1,223	4,890	9,780				224,407
(1)	Amounts shown reflect target, threshold and maximum annual incentive payouts for 2013 under the GATX Cash Incentive Compensation Plan based on the achievement of net income goals. Threshold amounts represent 70% of target based on the financial goal threshold.
(2)	Amounts shown reflect the number of performance shares granted in 2013 under the GATX 2012 Incentive Award Plan. The percentage of each performance share award that will be earned is based upon the achievement of two equally weighted performance goals: three-year average return on equity and three-year cumulative investment volume.
(3)	Amounts shown reflect the number of SARs granted in 2013 under the GATX 2012 Incentive Award Plan.

Narrative Discussion Related to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

In 2013, the named executive officers were eligible for annual incentive awards based solely on financial performance goals measured in terms of GATX net income. The target incentive awards were payable at 100% of budgeted net income. Threshold and maximum incentive awards (70% and 170%, respectively, of the target awards) were payable at 80% and 140% or more, respectively, of budgeted net income.

Based on individual targets and on actual net income as described in the Compensation Discussion and Analysis, 2013 incentive payouts under the GATX Cash Incentive Compensation Plan are shown in column (g) of the Summary Compensation Table. GATX net income achievement was $164.8 million for incentive payout purposes, or 111.9% of budget, resulting in payouts at 118.7% of target.

Equity-Based Long-Term Incentives

In 2013, equity-based long-term incentive awards consisted of stock-settled stock appreciation rights (“SARs”) and performance shares.

SARs have a seven-year term and vest in three equal annual installments beginning on the first anniversary of the grant date. The grant price is based on the average of the high and low prices of GATX common stock on the date of grant. Dividend equivalents accrue on SAR grants and are not paid until vesting and each quarter thereafter until the SARs are exercised or expire. The SARs granted to the named executive officers on January 27, 2013 will vest in three equal installments on January 27 of 2014, 2015 and 2016.

The number of SARs awarded in 2013 and their grant date fair value are shown in columns (j) and (m), respectively, in the Grants of Plan-Based Awards Table. The grant date fair value of the 2013, 2012 and 2011 SAR awards are shown in column (f) of the Summary Compensation Table for each year granted.

The percentage of each performance share award that will be earned is based on the extent to which pre-established goals on two independent performance measures, each of which is weighted at 50%, are achieved over a three-year performance period ending on December 31, 2015. The two performance measures are three-year average return on equity (defined as net income divided by average equity) and three-year

GATX CORPORATION - 2014 Proxy Statement	22

EXECUTIVE COMPENSATION TABLES

cumulative investment volume (defined as the sum of cumulative GAAP-basis portfolio investments and capital additions as reported on the Company’s audited statement of cash flows for each year in the performance period), subject to adjustment.

The number of performance shares earned at the end of the performance period ranges from 0% to 200% of the initial target grant. For the return on equity component, the 2013 target grant will be earned if return on equity is 100% of budgeted performance. The threshold and maximum number of performance shares are 25% and 200% of the target grant, respectively. For the cumulative investment volume component, the 2013 target grant is earned if cumulative investment volume is 99% of budgeted performance. The threshold and maximum number of performance shares are 25% and 200% of the target grant, respectively. Dividend equivalents accrue throughout the performance period and are only paid on the number of performance shares earned at the end of the performance period.

The grant date fair value of the 2013, 2012 and 2011 performance shares are shown in column (e) of the Summary Compensation Table. The number of performance shares granted in 2013 that may be earned at target, threshold and maximum levels is shown in columns (g), (f) and (h), respectively, of the Grants of Plan-Based Awards Table.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)(6)	(i)		(j)(6)
Brian A. Kenney
	0	62,500	(1)		45.891	1/24/2020			26,270	(4)	1,370,506
	25,633	51,267	(2)		44.015	1/26/2019			30,760	(5)	1,604,749
	50,000	25,000	(3)		33.935	1/27/2018
	69,900				26.155	1/28/2017
	73,900				16.685	3/4/2016
	66,400				36.395	2/28/2015
	50,300				46.750	3/8/2014
Robert C. Lyons
	0	17,900			45.891	1/24/2020			7,500	(5)	391,275
	6,066	12,134	(2)		44.015	1/26/2019			7,280	(6)	379,798
	12,333	6,167	(3)		33.935	1/27/2018
	17,600				26.155	1/28/2017
	17,600				16.685	3/4/2016
	13,000				36.395	2/28/2015
	8,300				46.750	3/8/2014
James F. Earl
	0	19,200	(1)		45.891	1/24/2020			8,050	(5)	419,969
	7,166	14,334	(2)		44.015	1/26/2019			8,620	(6)	449,705
	18,200	9,100	(3)		33.935	1/27/2018
	25,400				26.155	1/28/2017
	26,600				16.685	3/4/2016
	18,300				36.395	2/28/2015
	11,900				46.750	3/8/2014
Thomas A. Ellman
	0	9,300	(1)		45.891	1/24/2020			3,890	(5)	202,941
	2,833	5,667	(2)		44.015	1/26/2019			3,390	(6)	176,856
	6,200	3,100	(3)		33.935	1/27/2018
	5,900				26.155	1/28/2017
	6,200				16.685	3/4/2016
	4,500				36.395	2/28/2015
	3,000				46.750	3/8/2014
Deborah A. Golden
	0	11,600	(1)		45.891	1/24/2020			4,890	(5)	255,111
	4,033	8,067	(2)		44.015	1/26/2019			4,820	(6)	251,459
	8,866	4,434	(3)		33.935	1/27/2018
	10,000				26.155	1/28/2017
	11,400				16.685	3/4/2016
	8,400				36.395	2/28/2015
	5,900				46.750	3/8/2014

23	GATX CORPORATION - 2014 Proxy Statement

EXECUTIVE COMPENSATION TABLES

(1)	Stock appreciation rights vest in three equal annual installments on 1/24/2014, 1/24/2015 and 1/24/2016.
(2)	50% of the unexercisable stock appreciation rights vested on 1/26/2014 and the remainder will vest on 1/26/2015.
(3)	100% of the unexercisable stock appreciation rights vested on 1/27/2014.
(4)	Amounts shown reflect the number of target performance shares granted in 2013. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2015.
(5)	Amounts shown reflect the number of target performance shares granted in 2012. A portion (ranging from 0% to 200%) will be earned subject to the achievement of specified performance objectives and will vest on 12/31/2014.
(6)	Market value of restricted stock units and performance shares is based on the closing price of GATX common stock on the last trading day of the year, December 31, 2013, which was $52.17 per share.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards(1)(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Brian A. Kenney	31,100	360,449	43,768	2,513,627
Robert C. Lyons	7,800	87,165	10,823	621,448
James F. Earl	25,300	530,455	16,159	925,990
Thomas A. Ellman	0	0	5,513	315,712
Deborah A. Golden	5,200	40,768	7,874	451,431

(1)	Amounts shown reflect the number and value of the restricted stock units that vested on February 25, 2013. These restricted stock units were granted as part of the 2010 annual incentive payout under the GATX Cash Incentive Compensation Plan (representing 25% of the total 2010 award).
(2)	Amounts shown include the number and value of performance shares earned during the 2011-2013 performance period as described in the Compensation Discussion and Analysis section of this Proxy Statement. Although the plan performance was determined after calendar year-end on January 30, 2014, the amounts are reported in the table above (and not in the Outstanding Equity Awards at Fiscal Year-End table) to reflect the actual value earned in 2013 for the 2011-2013 performance period.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Brian A. Kenney	GATX Non-Contributory Pension Plan for Salaried Employees	18.2	311,323	0
	GATX Supplemental Retirement Plan	18.2	2,460,078	0
Robert C. Lyons	GATX Non-Contributory Pension Plan for Salaried Employees	17.3	345,062	0
	GATX Supplemental Retirement Plan	17.3	621,137	0
James F. Earl	GATX Non-Contributory Pension Plan for Salaried Employees	25.9	748,346	0
	GATX Supplemental Retirement Plan	25.9	2,301,590	0
Thomas A. Ellman	GATX Non-Contributory Pension Plan for Salaried Employees	17.3	275,843	0
	GATX Supplemental Retirement Plan	17.3	237,527	0
Deborah A. Golden	GATX Non-Contributory Pension Plan for Salaried Employees	8.0	264,506	0
	GATX Supplemental Retirement Plan	8.0	347,310	0
(1)	Present value of accumulated benefit is calculated as the amount payable at age 65. The GATX Non-Contributory Pension Plan for Salaried Employees Plan assumption is that 75% elect the lump sum option and 25% elect the annuity option at retirement. The GATX Supplemental Retirement Plan calculations use each executive’s actual election for payment of future benefit; all executives shown have elected a lump sum form of payment. The value of the annuity option is calculated using December 31, 2013, ASC Topic No. 715, Compensation — Retirement Benefits, disclosure assumptions (4.8% interest rate, RP-2000 Combined Healthy Mortality Table projected to 2020 by scale AA). Lump sums are valued at age 65 using the IRS three-segment lump sum rates and are then discounted back from age 65 to December 31, 2013 at 4.8%.
(2)	Named executive officers may also qualify for subsidized early retirement benefits as described in the narrative below.

GATX CORPORATION - 2014 Proxy Statement	24

EXECUTIVE COMPENSATION TABLES

Narrative Discussion Related to Pension Benefits Table

Named executive officers participate in our Non-Contributory Pension Plan for Salaried Employees (the “Qualified Plan”), which covers salaried employees of GATX and its domestic subsidiaries.

All named executive officers have met the Qualified Plan’s vesting requirement. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which employment terminates or (ii) the 60 consecutive calendar months preceding retirement or the date on which employment terminates, whichever is greater. Benefits under the Qualified Plan are not subject to any deduction for Social Security or other offset amounts.

Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Qualified Plan will be paid by the Company under the GATX Supplemental Retirement Plan (the “Non-Qualified Plan”). The Non-Qualified Plan is designed to restore those benefits that would otherwise be limited by statutory regulations. Payments are made as a single lump sum amount representing the actuarially equivalent present value of the benefit payable at age 65. Payments made pursuant to the Non-Qualified Plan are funded from the general assets of the Company.

Key provisions of the Qualified Plan include the following:

•	Participation. Participation begins on January 1 or July 1 coincident with or next following completion of one year of service and attainment of age 21.

•

Normal Retirement Benefits. Normal retirement is at age 65 with 5 years of credited service. The Basic Formula is a Base Benefit equal to 1% of Average Monthly Compensation multiplied by years of Benefit Service plus an Excess Benefit equal to 0.65% of Average Monthly

Compensation in excess of monthly Social Security Covered Compensation multiplied by years of Benefit Service (to a maximum of 35 years).

•

Early Retirement Benefits. Qualified benefits can commence at any age in the form of an annuity with the accrued benefit actuarially reduced for commencement before age 65, or as a single lump sum payment representing the actuarially equivalent present value of the age 65 benefit. Qualified benefits accrued prior to July 1, 2007 and payable in annuity form to employees who (a) are at least age 55 with 15 or more years of service, or (b) have at least 30 years of service and whose age plus service total 90 or more, are subject to a partial rather than full actuarial reduction for early commencement.

“Compensation” is defined as regular earnings during the calendar year, including covered bonuses but excluding deferred and contingent compensation. For named executive officers, compensation includes salary and annual incentive awards paid under the GATX Cash Incentive Compensation Plan. For the Final Average Pay Formula, “Social Security Covered Compensation” means the 35-year average of Social Security taxable wage bases in effect up to and including the year in which an individual attains Social Security Normal Retirement Age calculated in accordance with Revenue Ruling 89-70.

For unmarried participants, the normal form of payment is a life annuity. For married participants, the normal form of payment is a 50% joint-and-survivor annuity. Optional forms of payment include a single lump sum of the accrued pension’s actuarially equivalent present value, or a joint and survivor co-pensioner annuity. All forms of payment have the same actuarially equivalent value as the life annuity.

The present value of accumulated pension benefits for each named executive officer is shown in column (d) of the Pension Benefits Table.

Potential Payments upon Termination or Change of Control

Except for the Agreements of Employment Following a Change of Control (“COC Agreements”) described in the Compensation Discussion and Analysis, we have not entered into employment agreements with any of the named executive officers. They participate in the same plans and are subject to the same treatment as all other salaried employees in the event of termination due to voluntary resignation, discharge for cause, involuntary separation, death, disability and retirement. This discussion therefore focuses solely on termination in the event of a change of control of GATX. The key provisions of the COC

Agreements are described below, followed by a table that shows the amounts that we would pay or the benefits we would provide to each named executive officer in a change of control situation.

Key Provisions of the COC Agreements. Each named executive officer has entered into a COC Agreement that provides certain benefits should employment be terminated or constructively terminated following a change of control (“COC”). Key terms under the agreements include the following:

Executive Benefit	Description
Agreement Term and Amendment	• Agreement effective for two-year rolling term and renews automatically each year unless GATX gives 60-days’ advance notice of non-renewal
• Employment period is two years
• Unless a COC occurs, employment is at will
Payment Triggers	• Involuntary termination without “cause” or voluntary termination for “good reason” within two years following a COC

25	GATX CORPORATION - 2014 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Executive Benefit	Description
• Failure of a successor to assume the Agreement
• Termination prior to, but in contemplation of, a COC
• Payments are not triggered in the event of death, disability, “cause” or voluntary termination for other than “good reason”
Severance Benefits	• Three times (two times, in the case of Mr. Ellman) base salary and target annual bonus (paid in lump sum)
• Three years (two years, in the case of Mr. Ellman) of additional age and service credit for retirement purposes

•   Three years (two years, in the case of Mr. Ellman) of additional coverage in health and welfare plans (such coverage becomes secondary if re-employed); thereafter, coverage continues at executive’s cost until eligible for Medicare

• Outplacement at a maximum cost of 10% of salary

•   Pro rata portion of target bonus for the year in which the COC occurs for the actual period served during the year of the COC prior to termination and payment of previously deferred compensation plus interest (“Accrued Obligations”)

Excise Tax Gross Up

•   Provided unless value of severance benefits is within 110% of the level that would not trigger excise taxes; if so, the amount of severance benefits otherwise payable is reduced so that excise taxes are not imposed

• Benefit is not included in COC agreements entered into after 2009
Enforcement and Legal Fees	• Payable by Company unless a court determines that such payment was unjust
Definition of Key Terms	• COC means any of the following:
—the acquisition of 20% or more of the Company’s outstanding shares or voting securities
—a turnover in a majority of the Company’s board members

—consummation of a reorganization, merger, consolidation, sale or disposition of substantially all assets unless shareholders immediately prior to the merger beneficially own more than 65% of outstanding shares or voting power of the resulting entity

—consummation of a reorganization, merger, consolidation, sale or disposition of substantially all assets of any subsidiary or 10-K business segment that is the primary employer of the executive
—shareholder approval of liquidation or dissolution of the Company
• Cause means the willful illegal conduct, gross misconduct or continued failure of the executive to perform his or her duties after receipt of written notice and explanation of performance shortfalls
• Good Reason means any of the following:
—a material diminution of the executive’s authority or duties
—a material diminution in base compensation
—a material diminution in the budget over which authority is retained
—a material change in geographic location at which services must be performed

Amounts Payable Under the COC Agreements. The table below reflects certain assumptions made in accordance with the SEC’s rules, namely that (a) the COC and termination of employment occurred on December 31, 2013, and (b) the value of a share of the Company’s common stock on December 31, 2013, the last trading day of the year, was $52.17. It includes the lump sum payments associated with the benefits described above, as well as the value of all equity awards for which vesting is accelerated as provided under the 2004 GATX Equity Incentive Compensation Plan or the GATX 2012 Incentive Award Plan. The table excludes the following payments and benefits that are not enhanced by the termination of employment following a COC:

•	accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally

•	stock options or SARs that have vested and are exercisable as shown in Column (b) of the Outstanding Equity Awards at Fiscal Year-End Table

GATX CORPORATION - 2014 Proxy Statement	26

EXECUTIVE COMPENSATION TABLES

•	performance shares that have vested as shown in Column (e) of the Option Exercises and Stock Vested Table

•	the present value of pension benefits calculated in accordance with the assumptions applicable to all participants in the GATX Non-Contributory Pension Plan for Salaried Employees.

	Severance ($)	Bonus (Accrued Obligations) ($)(1)	SRP Payment ($)(2)	Gross-up Payment ($)	Accelerated Vesting of Equity Awards(3)		Outplacement ($)	Total Value ($)
Name					SARs ($)	Performance Shares ($)

Brian A. Kenney	5,571,600	928,600	2,145,183	4,824,655	1,266,395	2,975,255	92,860	17,804,548
Robert C. Lyons	2,229,720	306,040	703,029	1,759,922	323,802	771,073	43,720	6,137,306
James F. Earl	2,928,420	401,940	1,571,705	3,009,397	403,391	869,674	57,420	9,241,947
Thomas A. Ellman	1,216,000	228,000	322,780	0	161,138	379,797	38,000	2,345,715
Deborah A. Golden	1,835,040	229,380	459,442	1,324,212	219,447	506,570	38,230	4,612,351

(1)	Represents the executive’s current target bonus amount.
(2)	Represents the present value of the incremental portion of non-qualified pension benefits calculated using the discount rate specified in the COC Agreements instead of the GATX Non-Contributory Pension Plan for Salaried Employees attributable to three years (two years, in the case of Mr. Ellman) of additional age and service credit.
(3)	Under the GATX 2004 Equity Incentive Compensation Plan and the GATX 2012 Incentive Award Plan, a termination following a change of control results in the accelerated vesting of all unvested SARs, restricted stock and performance share grants. Performance against goals is assumed to be at target with respect to performance shares.

27	GATX CORPORATION - 2014 Proxy Statement

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
(a)	(b)	(c)	(h)
Anne L. Arvia	92,000	85,000	177,000
Ernst A. Häberli	82,000	85,000	167,000
Mark G. McGrath(4)	87,000	85,000	172,000
James B. Ream	91,000	85,000	176,000
Robert J. Ritchie	76,000	85,000	161,000
David S. Sutherland	98,000	85,000	183,000
Casey J. Sylla	82,000	85,000	167,000
Paul G. Yovovich	80,500	85,000	165,500
(1)	Under the Directors’ Deferred Fee Plan, the following directors deferred a portion of their meeting fees and/or cash retainer into phantom stock units during 2013: Mr. McGrath ($43,500), Mr. Ream ($12,500), Mr. Ritchie ($76,000), Mr. Sutherland ($98,000) and Mr. Yovovich ($80,500).
(2)	Mr. Häberli, Mr. McGrath, Mr. Ream, Mr. Ritchie, Mr. Sutherland, Mr. Sylla, Mr. Yovovich, and Ms. Arvia received stock grants with a grant date fair value of $21,250 on January 31, April 30, July 31 and October 31. These awards were fully vested upon grant, and the amounts shown represent the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2013, in accordance with ASC Topic No. 718, Compensation — Stock Compensation. Assumptions used to calculate these amounts are included in the Notes to our audited financial statements contained in our Annual Report on Form 10-K for fiscal year ended December 31, 2013.
(3)	On December 31, 2013, our independent directors owned a total number of GATX phantom stock units as follows: Ms. Arvia (11,088), Mr. Häberli (15,311), Mr. McGrath (37,619), Mr. Ream (14,557), Mr. Ritchie (8,226), Mr. Sutherland (30,308), Mr. Sylla (24,708) and Mr. Yovovich (3,752).
(4)	Mr. McGrath resigned from the Board effective January 15, 2014.

During 2013, the Company’s director compensation program consisted of the following elements and amounts shown in the table below:

2013 Director Compensation

Compensation Element	January 1 - December 31 ($)
Retainer (Annualized Amounts)
- Cash	55,000
- Phantom Stock	85,000
- Lead Director	10,000
- Audit Committee Chair	10,000
- Compensation Committee Chair	7,500
- Governance Committee Chair	5,000
Per Meeting Fees
- Board	1,500
- Committee (all committees)	1,500

The director compensation reported in the above table reflects retainers and fees earned in 2013 based on actual meeting attendance. The Lead Director generally attends all committee meetings and receives meeting fees for each committee meeting he attends. Each director’s phantom stock account is credited with additional units representing dividends declared on GATX common stock based on the date such dividend is paid. At the expiration of each director’s service on the Board, settlement of phantom stock units is made as soon as reasonably practical in shares of common stock equal in number to the number of units of phantom stock then credited to his or her account. Any fractional units are paid in cash.

We offer a Deferred Fee Plan in which non-employee directors may defer receipt of the cash portion of their annual retainer,

meeting fees or both in the form of either cash or phantom stock units. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the 20-year US government bond rate. If the deferral is in units of phantom stock, the units are credited to an account for each participating director along with dividends and are settled, following expiration of the director’s service on the Board, in accordance with his or her election/distribution form on file. Five directors participated in the Deferred Fee Plan in 2013.

The stock ownership goal for non-employee directors is 5.0 times the annual cash retainer. New directors have five years following election to the Board to achieve this ownership goal.

GATX CORPORATION - 2014 Proxy Statement	28

AUDIT AND OTHER RELATED FEES

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young, LLP in connection with (i) the audit of the annual financial statements set forth in our Annual Report on Form 10-K, (ii) the review of the interim financial statements in our Quarterly Reports on Form 10-Q, (iii) comfort letters, consents and other services related to SEC filings and (iv) related audit services provided to other subsidiaries of GATX were $2,477,100 for 2013 and $2,321,918 for 2012. Audit fees also include the audit of the effectiveness of our internal control over financial reporting as required by SEC rules adopted under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

The aggregate fees for assurance and related services that were related to the performance of the audit or review of our financial statements were $125,130 for 2013 and $122,000 for

2012. In both years, the services performed related to employee benefit plan audits.

Tax Fees

The aggregate fees for professional services rendered for federal and international tax compliance, advice, and planning were $4,414 for 2013 and $17,316 for 2012.

All Other Fees

Fees for other professional services rendered by Ernst & Young were $1,995 for 2013 and $1,970 for 2012, primarily related to access and use of Ernst & Young’s online accounting research tool.

Pre-Approval Policy

Pursuant to our pre-approval policy, the Audit Committee must pre-approve all audit and non-audit services provided to GATX by our independent registered public accounting firm before the firm is engaged to perform the services. Each year, the Audit Committee reviews the annual audit plan submitted by the independent registered public accounting firm and pre-approves all necessary and appropriate audit services for the year.

Each quarter, the Company and the independent registered public accounting firm jointly provide the Audit Committee a report of all the audit-related, tax and other non-audit services that were performed by the independent registered public accounting firm during the current fiscal quarter pursuant to the authority previously approved by the Committee. In addition, the Company and the independent registered public accounting firm provide the Committee with an estimate of the nature and amount of the services expected to be needed in the next fiscal quarter, together with a joint statement confirming that the services are consistent with the SEC’s rules on auditor independence. The Audit Committee then pre-approves those services, as appropriate. Any proposed changes to the estimate of services reviewed as part of the annual audit plan also are discussed with the Committee at that time. The Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

29	GATX CORPORATION - 2014 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities, as set forth in its Charter, include providing oversight of our financial accounting and reporting process through periodic meetings with our management, independent registered public accounting firm, and internal auditors to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee Charter is available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

The Audit Committee has the ultimate authority to select and engage our independent registered public accounting firm, evaluate its performance, approve all audit and non-audit work, and approve all associated fees. GATX management is responsible for the preparation and integrity of our financial reporting information and related systems of internal control. In the discharge of its functions, the Audit Committee relies on our management (including senior financial management), internal audit staff and independent registered public accounting firm.

It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that our financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles; that work is the responsibility of GATX management and our independent registered public accounting firm. In making its recommendation to the Board noted below, the Audit Committee has relied on management to prepare the financial statements with integrity and objectivity and in conformance with generally accepted accounting principles and the report of our independent registered public accounting firm with respect to the financial statements.

The Audit Committee consists of five directors: Anne L. Arvia (Chair), James B. Ream, Robert J. Ritchie, Casey J. Sylla and Paul G. Yovovich, each of whom is an “independent director” under the NYSE listing standards applicable to Audit Committee members. The Board has determined that each member of the Audit Committee is financially literate and has accounting and related financial management expertise, and that each is an “audit committee financial expert” (as such term is defined by the SEC).

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Audit Committee has discussed with Ernst & Young, our independent registered public accounting firm, the matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, including the quality of our accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also has received from Ernst & Young the written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3256, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with Ernst & Young its independence.

Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Anne L. Arvia (Chair)

James B. Ream

Robert J. Ritchie

Casey J. Sylla

Paul G. Yovovich

GATX CORPORATION - 2014 Proxy Statement	30

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, owned the number of shares of GATX common stock set forth in the following table:

Name Of Beneficial Owner	Shares of Common Stock Beneficially Owned as Of February 28, 2014(1)(2)
Anne L. Arvia	11,838
James F. Earl	180,510
Thomas A. Ellman	49,983
Deborah A. Golden	76,100
Ernst A. Häberli	15,771
Brian A. Kenney	480,334
Robert C. Lyons	122,289
James B. Ream	20,067
Robert J. Ritchie	11,040
David S. Sutherland	41,296
Casey J. Sylla	25,224
Paul G. Yovovich	6,554
All Directors and executive officers as a group	1,266,716
(1)	Includes (i) units of phantom common stock credited to the accounts of individuals and payable in shares of common stock following retirement from the Board as follows: Ms. Arvia (11,523); Mr. Häberli (15,771); Mr. Ream (15,067); Mr. Ritchie (9,040); Mr. Sutherland (31,296); Mr. Sylla (25,224); Mr. Yovovich (4,540) and directors as a group (112,461); (ii) shares which may be obtained by exercise of previously granted SARs within 60 days of February 28, 2014, by Mr. Earl (118,333); Mr. Ellman (34,666); Ms. Golden (55,032); Mr. Kenney (357,299); Mr. Lyons (84,799); and directors and executive officers as a group (790,125).
(2)	Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom common stock, restricted common stock and option grants. None of the directors or named executive officers owned 1% or more of the Company’s outstanding shares of common stock except for Mr. Kenney, who owned approximately 1.04%. Directors and executive officers as a group beneficially owned approximately 2.75% of the Company’s outstanding shares of common stock.

31	GATX CORPORATION - 2014 Proxy Statement

PRINCIPAL SHAREHOLDERS

The entities listed below are the only persons known to us to beneficially own more than 5% of our common stock. To our knowledge, except as indicated in the footnotes to this table, the entities named below have sole voting and investment power with respect to all shares beneficially owned by them. Percentage of beneficial ownership is based on 46,038,587 shares outstanding as of February 28, 2014.

Name And Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock
State Farm Mutual Automobile Insurance Company(1) One State Farm Plaza Bloomington, Illinois 61710	6,399,500	13.9
GAMCO Investors, Inc.(2) One Corporate Center Rye, New York 10580	5,446,138	11.8
Dimensional Fund Advisors LP(3) Palisades West, Building One, 6300 Bee Cave Road Austin, Texas 78746	3,905,591	8.5
BlackRock, Inc.(4) 40 East 52nd Street New York, New York 10022	3,324,483	7.2
Earnest Partners, LLC.(5) 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	2,697,891	5.9
The Vanguard Group, Inc.(6) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,622,499	5.7
Wellington Management Company, LLP(7) 280 Congress Street Boston, Massachusetts 02210	2,423,820	5.3
(1)	Based on a Schedule 13G amendment filed with the SEC on February 12, 2014. Consists of (i) 3,336,000 shares held by State Farm Mutual Automobile Insurance Company, (ii) 882,800 shares held by State Farm Fire and Casualty Company, (iii) 258,900 shares held by State Farm Investment Management Corp., (iv) 1,608,000 shares held by State Farm Insurance Companies Employee Retirement Trust and (v) 313,800 shares held by State Farm Insurance Companies Savings and Thrift Plan for US Employees. Each of the foregoing entities expressly disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the security and disclaims that it is part of a “group” under the regulations of the SEC with regard to the beneficial ownership of these shares of common stock.
(2)	Based on a Schedule 13D amendment filed with the SEC on April 11, 2011 and Schedule 13F filings by GAMCO Investors, Inc. and Gabelli Funds LLC with the SEC on February 7, 2014. Consists of (i) 3,529,212 shares held by GAMCO Asset Management Inc., and (ii) 1,916,926 shares held by Gabelli Funds, LLC. GAMCO Investors, Inc. (“GAMCO”) and certain of its affiliated entities have sole voting and dispositive power with respect to the reported shares, except that (i) GAMCO does not have the authority to vote 203,466 of the reported shares, (ii) Gabelli Funds has sole dispositive and voting power with respect to the shares held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in GATX and, in that event, the Proxy Voting Committee of each Fund shall respectively vote that Fund’s shares, (iii) at any time, the Proxy Voting Committee of each such Fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such Fund under special circumstances such as regulatory considerations and (iv) the power of Mario Gabelli and GAMCO is indirect with respect to securities beneficially owned directly by other reporting persons. GAMCO and certain of its affiliated entities may be deemed to constitute a “group” under the regulations of the SEC with regard to beneficial ownership of these shares of common stock, however, GAMCO and each of these affiliated entities do not admit that they constitute a group.
(3)	Based on a Schedule 13G amendment filed with the SEC on February 10, 2014. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such as investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all shares reported above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

GATX CORPORATION - 2014 Proxy Statement	32

PRINCIPAL SHAREHOLDERS

(4)	Based on a Schedule 13G amendment filed with the SEC on January 29, 2014. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares. No one person’s interest in these shares is greater than 5% of the total number of outstanding shares of GATX stock.
(5)	Based on a Schedule 13G filed with the SEC on February 14, 2014. EARNEST Partners, LLC (“EARNEST”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. No client of EARNEST is known to have voting or dispositive power with respect to more than five percent of the number of outstanding shares of GATX stock. EARNEST has sole voting power with respect to 1,152,363 shares and shared voting power with respect to 464,739 shares.
(6)	Based on a Schedule 13G filed with the SEC on February 11, 2014. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 25,639 shares of GATX stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,000 shares of GATX stock as a result of its serving as investment manager of Australia investment offerings. The Vanguard Group, Inc. and certain of its affiliated entities (collectively, “Vanguard”) have sole voting power with respect to 28,639 of the reported shares. Vanguard has sole dispository power with respect to 2,596,860 of the reported shares and shared dispository power with respect to 25,639 of the reported shares
(7)	Based on a Schedule 13G filed with the SEC on February 14, 2014. Wellington Management Company, LLP (“Wellington”), in its capacity as an investment adviser, may be deemed to beneficially own 2,423,820 shares which are held of record by clients of Wellington. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than 5% of the number of outstanding shares of GATX stock. Wellington does not have sole voting power with respect to any of the reported shares but has shared voting power with respect to 2,014,420 shares.

33	GATX CORPORATION - 2014 Proxy Statement

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the SEC and the NYSE reports of their ownership, and any changes in ownership, of our common stock. In addition, SEC regulations require these persons to furnish us with copies of all such reports. Based solely on our review of the reports furnished to us, and written representations that no other reports were required, we believe that all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were satisfied during fiscal year 2013.

Shareholder Proposals

2014 Annual Meeting Proposals

The Board does not know of any matters to be presented at the meeting other than those described in this Proxy Statement, and we have not received notice of any shareholder proposals for the upcoming Annual Meeting. In the event that a shareholder proposal is made at the Annual Meeting, the Proxyholders may exercise their discretionary voting authority under the proxies they hold to vote in accordance with their best judgment on any such proposal.

2015 Annual Meeting Proposals

Any shareholder proposal for inclusion in the Company’s proxy materials for the 2015 Annual Meeting pursuant to SEC Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at the address set forth in this Proxy Statement no later than November 14, 2014. Any proposal may be included in next year’s proxy statement only if such proposal complies with our Amended and Restated By-Laws and the rules and regulations promulgated by the SEC, including Rule 14a-8. Nothing in this section shall be deemed to require us to include, in our proxy materials relating to any annual meeting, a shareholder proposal that does not meet all of the requirements for inclusion established by the SEC.

In addition, our By-laws require that the Company be given advance written notice of any nominations for election to the

Board of Directors or any other matters that a shareholder may wish to present at an annual meeting (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). For any matters to be presented at the 2015 annual meeting, the Corporate Secretary must receive such notice at the address set forth in this Proxy Statement no earlier than December 26, 2014, and no later than January 25, 2015. The notice must contain, and be accompanied by, certain information as specified in our By-Laws. We recommend that any shareholder wishing to nominate a director at, or bring any other item before, an annual meeting of shareholders review our By-Laws, which are available on our website (www.gatx.com) in the Investor Relations section under “Corporate Governance”.

By Order of the Board of Directors,

Executive Vice President, General Counsel and

Corporate Secretary

GATX CORPORATION - 2014 Proxy Statement	34

Annex A	GATX Corporation Director Independence Standard

A director of the Company will not be considered “independent” if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive of the Company.

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service).

•

(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such firm; (C) the director has an immediate family member who is a current employee of such firm and who works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•

The director is a partner of a firm providing tax, accounting, legal or other consulting services to the Company which received payment from the Company for such services, in any of the last three fiscal years, in excess of $250,000.

•

The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year during the evaluation period, are more than the greater of one percent of the annual revenues of that company or $1 million.

•

The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company’s total consolidated assets.

•

The director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization exceeded one percent of that organization’s total annual charitable receipts during its last completed fiscal year.

In addition, the Board will review all relevant facts and circumstances as to any other relationship which may exist between the Company and any director.

A-1	GATX CORPORATION - 2014 Proxy Statement

Exhibit B	GATX Corporation Reconciliation of Non-GAAP Financial Measures

Non-GAAP Financial Measures

This Proxy Statement includes certain financial performance measures computed using non-GAAP components as defined by the US Securities and Exchange Commission. We have provided a reconciliation of those non-GAAP components to the most directly comparable GAAP components. Financial measures referenced in this Proxy Statement are meant to provide additional information and insight into the historical operating results and financial position of GATX. Management uses these measures in analyzing our financial performance from period to period and in making compensation decisions.

These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

We present the financial measures of return on equity and net income that exclude the effect of Tax Adjustments and Other Items. Management believes that excluding these items facilitates a more meaningful comparison of financial performance between years and provides transparency into the operating results of our businesses.

Glossary of Key Terms

•

Non-GAAP Financial Measures — Numerical or percentage based measures of a company’s historical performance, financial position or liquidity calculated using a component different from that presented in the financial statements as prepared in accordance with GAAP.

•	Net Income, excluding Tax Adjustments and Other Items — Earnings in 2013 and 2012 included certain items that GATX believes are not necessarily related to its ongoing business activities.
•	Return on Equity — Net income divided by average shareholders’ equity.

•	Return on Equity Excluding Tax Adjustments and Other Items — Net income excluding Tax Adjustments and Other Items divided by average shareholders’ equity.

•	Return on Equity Excluding Other Comprehensive Income (Loss) — Net income divided by average shareholders’ equity excluding other comprehensive income (loss).

GATX CORPORATION - 2014 Proxy Statement	B-1

Reconciliation

The following table presents Shareholders' Equity, excluding Accumulated Other Comprehensive Loss as of December 31 (in millions):

	2013	2012	2011	2010
Shareholders' Equity, as reported	1,397.0	1,244.2	1,127.3	1,113.7
Add: accumulated other comprehensive loss	42.7	144.6	169.1	110.0

Shareholders' Equity, excluding Accumulated Other Comprehensive Loss	1,439.7	1,388.8	1,296.4	1,223.7

The following table presents Net Income, excluding Tax Adjustments and Other Items for the years ended December 31 (in millions, except per share and return on equity data):

	2013	2012	2011
Net Income, as reported	169.3	137.3	110.8
Adjustments attributable to consolidated income:
Income taxes on sale of AAE Cargo AG ("AAE")	23.2	—	—
Foreign tax credit carryforward (1)	(3.9)	(4.6)	—
Tax rate changes (2)	—	0.7	—
Tax benefits upon close of tax audits	—	(15.5)	(4.8)
Litigation recoveries, no tax effect (3)	—	—	(3.2)
Leveraged lease adjustment, net of tax (4)	—	—	(3.5)
Adjustments attributable to affiliates' earnings:
Pretax gain on sale of AAE (1)	(9.3)	—	—
Interest rate swaps at AAE, net of taxes (5)	(6.9)	20.5	(0.2)
Tax rate changes (2)	(7.6)	(4.6)	(4.1)

Net Income, excluding Tax Adjustments and Other Items	164.8	133.8	95.0

Diluted Earnings per Share	3.59	2.88	2.35
Diluted Earnings per Share, excluding Tax Adjustments and Other Items	3.50	2.81	2.01
Return on Equity	12.8%	11.6%	9.9%
Return on Equity, excluding Tax Adjustments and Other Items	12.5%	11.3%	8.5%
Return on Equity, excluding Accumulated Other Comprehensive Loss	12.0%	10.2%	8.8%
(1)	Represents benefits attributable to the utilization of foreign tax credit carryforwards.
(2)	Deferred tax adjustments due to an enacted statutory rate increase in Ontario in 2012 and statutory rate decreases in the United Kingdom for each of 2013, 2012, and 2011.
(3)	Represents an accrual reversal resulting from the favorable resolution of a litigation matter.
(4)	Represents income on a leveraged lease adjustment.
(5)	Represents realized and/or unrealized gains/losses from AAE interest rate swaps.

B-2	GATX CORPORATION - 2014 Proxy Statement

Exhibit C	Location of the 2014 Annual Meeting of the Shareholders of GATX Corporation

The Northern Trust Company, 50 S. LaSalle Street, Chicago, Illinois

The Annual Meeting will be held in the Assembly Room, Sixth Floor, of The Northern Trust Company, which is located at 50 S. LaSalle Street on the northwest corner of the intersection of LaSalle and Monroe Streets in Chicago, Illinois.

GATX CORPORATION - 2014 Proxy Statement	C-1

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
The deadline for submitting proxies by Internet or telephone is 11:59 p.m., Eastern Time, on April 24 (for registered shares) and April 21 (for Plan Shares, as defined in the Proxy Statement).

Vote by Internet
• Go to www.envisionreports.com/GMT
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone •Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR	+
DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS: Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Anne L. Arvia	☐	☐	☐	04 - James B. Ream	☐	☐	☐	07 - Casey J. Sylla	☐	☐	☐

	02 - Ernst A. Häberli	☐	☐	☐	05 - Robert J. Ritchie	☐	☐	☐	08 - Paul G. Yovovich	☐	☐	☐

	03 - Brian A. Kenney	☐	☐	☐	06 - David S. Sutherland	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014	☐	☐	☐	3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

	In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2013 Annual Report to Shareholders are available at: www.envisionreports.com/GMT

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — GATX Corporation

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2014

THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden, and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 25, 2014, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all the nominees for director in proposal 1, and FOR proposals 2 and 3. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(Continued and to be marked, dated, and signed, on the other side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR	+
DIRECTOR IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

1.	ELECTION OF DIRECTORS: Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Anne L. Arvia	☐	☐	☐	04 - James B. Ream	☐	☐	☐	07 - Casey J. Sylla	☐	☐	☐

	02 - Ernst A. Häberli	☐	☐	☐	05 - Robert J. Ritchie	☐	☐	☐	08 - Paul G. Yovovich	☐	☐	☐

	03 - Brian A. Kenney	☐	☐	☐	06 - David S. Sutherland	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014	☐	☐	☐	3.	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

	In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2013 Annual Report to Shareholders are available at: www.edocumentview.com/GMT

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — GATX Corporation

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2014

THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION’S BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Brian A. Kenney, Deborah A. Golden, and Robert C. Lyons, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 25, 2014, at 9:00 a.m., and at any adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all the nominees for director in proposal 1, and FOR proposals 2 and 3. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE GATX CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

(Continued and to be marked, dated, and signed, on the other side.)